                                                                     EXHIBIT 2.1


================================================================================

                          AGREEMENT AND PLAN OF MERGER


                           DATED AS OF APRIL 10, 2002


                                     BETWEEN


                             BANKNORTH GROUP, INC.,


                                       AND


                            BANCORP CONNECTICUT, INC.






================================================================================

                                TABLE OF CONTENTS

                                    RECITALS

                                    ARTICLE I

                               CERTAIN DEFINITIONS




                                                                                        Page No.
                                                                                        -------
1.01.     Certain Definitions.............................................................1

                                   ARTICLE II

                                   THE MERGER

2.01.     The Merger......................................................................7
2.02.     Effective Date and Effective Time; Closing......................................8

                                   ARTICLE III

                       CONSIDERATION; EXCHANGE PROCEDURES

3.01.     Merger Consideration............................................................9
3.02.     Rights as Shareholders; Stock Transfers.........................................9
3.03.     Dissenting Shares...............................................................9
3.04.     Exchange Procedures.............................................................9
3.05.     Company Options.................................................................11

                                   ARTICLE IV

                           ACTIONS PENDING ACQUISITION

4.01.     Forbearances of the Company.....................................................11
4.02.     Forbearances of Parent..........................................................14

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

5.01.     Disclosure Schedules............................................................15
5.02.     Standard........................................................................15
5.03.     Representations and Warranties of the Company...................................15
5.04.     Representations and Warranties of Parent........................................28


                                   ARTICLE VI

                                    COVENANTS


                                                                                        Page No.
                                                                                        -------
6.01.     Reasonable Best Efforts.........................................................30
6.02.     Shareholder Approval............................................................31
6.03.     Securities and Regulatory Filings...............................................31
6.04.     Press Releases..................................................................32
6.05.     Access; Information.............................................................32
6.06.     Acquisition Proposals...........................................................33
6.07.     Certain Policies................................................................33
6.08.     Indemnification.................................................................34
6.09.     Benefit Plans...................................................................35
6.10.     Bank Merger.....................................................................37
6.11.     Parent Sub......................................................................37
6.12.     Advisory Board..................................................................37
6.13.     Charitable Contributions........................................................37
6.14.     Noncompetition Agreement; Employment Agreement..................................37
6.15.     Notification of Certain Matters.................................................37

                                   ARTICLE VII

                    CONDITIONS TO CONSUMMATION OF THE MERGER

7.01.     Conditions to Each Party's Obligation to Effect the Merger......................38
7.02.     Conditions to Obligation of the Company.........................................38
7.03.     Conditions to Obligations of Parent.............................................39

                                  ARTICLE VIII

                                   TERMINATION
8.01.     Termination.....................................................................39
8.02.     Effect of Termination and Abandonment...........................................41

                                   ARTICLE IX

                                  MISCELLANEOUS

9.01.     Survival........................................................................42
9.02.     Waiver; Amendment...............................................................42
9.03.     Counterparts....................................................................42
9.04.     Governing Law...................................................................42
9.05.     Expenses........................................................................42
9.06.     Notices.........................................................................43
9.07.     Entire Understanding; No Third Party Beneficiaries..............................43

9.08.     Severability....................................................................44
9.09.     Enforcement of the Agreement....................................................44
9.10.     Interpretation..................................................................44
9.11.     Assignment......................................................................44
9.12.     Alternative Structure...........................................................44

ANNEX A     Form of Shareholder Agreement
ANNEX B     Form of Noncompetition Agreement between Parent and Robert D. Morton
ANNEX C     Form of Amendment No. 2 to Employment and Noncompetition Agreement among the
              Company, the Company Bank and Robert D. Morton


     AGREEMENT AND PLAN OF MERGER, dated as of April 10, 2002 (the "Agreement"), between Banknorth Group, Inc. ("Parent") and Bancorp Connecticut, Inc. (the "Company").

                                    RECITALS

     A. The Company. The Company is a Delaware corporation, having its principal place of business in Southington, Connecticut.

     B. Parent. Parent is a Maine corporation, having its principal place of business in Portland, Maine.

     C. Board Action. The respective Boards of Directors of each of Parent and the Company have determined that it is in the best interests of their respective companies and their shareholders to consummate the transactions provided for herein.

     D. Shareholder Agreements. As a material inducement to Parent to enter into this Agreement, and simultaneously with, the execution of this Agreement, each Shareholder (as defined herein) is entering into an agreement, in the form of Annex A hereto (collectively, the "Shareholder Agreements"), pursuant to which they have agreed, among other things, to vote their shares of Company Common Stock in favor of this Agreement.

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein, the parties agree as follows:


                                    ARTICLE I

                               CERTAIN DEFINITIONS

     1.01.Certain Definitions. The following terms are used in this Agreement with the meanings set forth below:

          "Acquisition Proposal" has the meaning set forth in Section 6.06.

          "Agreement" means this Agreement, as amended or modified from time to time in accordance with Section 9.02.

          "Bank Insurance Fund" means the Bank Insurance Fund maintained by the FDIC.

          "Bank Merger Agreement" has the meaning set forth in Section 6.10.

          "Bank Merger" has the meaning set forth in Section 6.10.

          "Bank Secrecy Act" means the Bank Secrecy Act of 1970, as amended.

          "Benefit Plans" has the meaning set forth in Section 5.03(m).

          "Business Day" means Monday through Friday of each week, except a legal holiday recognized as such by the U.S. Government or any day on which banking institutions in the State of Maine or the State of Connecticut are authorized or obligated to close.

          "Certificate" means any certificate which immediately prior to the Effective Time represented shares of Company Common Stock.

          "Certificate of Merger" has the meaning set forth in Section 2.02(a).

          "Closing" and "Closing Date" have the meanings set forth in Section 2.02(b).

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Community Reinvestment Act" means the Community Reinvestment Act of 1977, as amended.

          "Company" has the meaning set forth in the preamble to this Agreement.

          "Company Articles" means the Certificate of Incorporation of the Company, as amended.

          "Company Bank" means Southington Savings Bank.

          "Company Bank Subsidiary" means BCI Financial Corporation.

          "Company Board" means the Board of Directors of the Company.

          "Company Bylaws" means the Bylaws of the Company.

          "Company Common Stock" means the common stock, $1.00 par value per share, of the Company.

          "Company Group" means any "affiliated group" (as defined in Section 1504(a) of the Code without regard to the limitations contained in Section 1504(b) of the Code) that includes the Company and its Subsidiaries or any predecessor of or any successor to the Company (or to another such predecessor or successor).

          "Company Loan Property" has the meaning set forth in Section 5.03(o).

          "Company Meeting" has the meaning set forth in Section 6.02.

          "Company Preferred Stock" means the preferred stock, no par value per share, of the Company.

          "Company Options" means the options to acquire Company Common Stock issued under the Company Stock Option Plans.

          "Company Regulatory Authorities" has the meaning set forth in Section 5.03(i).

          "Company Stock" means, collectively, the Company Common Stock and the Company Preferred Stock.

          "Company Stock Option Plans" means (i) the Company 1997 Stock Option Plan, (ii) the Company Bank 1993 Stock Option Plan and (iii) the Company Bank 1986 Stock Option Plan, in each case as amended as of the date hereof or, in the case of the Company 1997 Stock Option Plan, as amended subject to approval of the shareholders of the Company at its annual meeting of shareholders to be held in 2002.

          "Connecticut Bank Commissioner" means the Commissioner of Banking of the State of Connecticut.

          "Connecticut State Board" has the meaning set forth in Section 6.12.

          "Derivatives Contract" has the meaning set forth in Section 5.03(q).

          "DGCL" means the Delaware General Corporation Law, as amended.

          "Disclosure Schedule" has the meaning set forth in Section 5.01.

          "Dissenting Shares" has the meaning set forth in Section 3.03.

          "Effective Date" has the meaning set forth in Section 2.02(a).

          "Effective Time" has the meaning set forth in Section 2.02(a).

          "EGTRAA" means the Economic Growth and Tax Relief Reconciliation Act of 2001, as amended.

          "Employees" has the meaning set forth in Section 5.03(m).

          "Environmental Laws" has the meaning set forth in Section 5.03(o).

          "Equal Credit Opportunity Act" means the Equal Credit Opportunity Act, as amended.

          "Equity Investment" means (i) an Equity Security; and (ii) an ownership interest in any company or other entity, any membership interest that includes a voting right in any company or other entity, any interest in real estate; and any investment or transaction which in substance falls into any of these categories even though it may be structured as some other form of investment or transaction.

          "Equity Security" means any stock (other than adjustable-rate preferred stock, money market (auction rate) preferred stock or other instrument determined by the OCC to have the character of debt securities), certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, or voting-trust certificate; any security convertible into such a security; any security carrying any warrant or right to subscribe to or purchase any such security; and any certificate of interest or participation in, temporary or interim certificate for, or receipt for any of the foregoing.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA Affiliate" has the meaning set forth in Section 5.03(m)(iii).

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

          "Exchange Agent" means American Stock Transfer & Trust Company, or such other exchange agent as may be designated by Parent and reasonably acceptable to the Company to act as agent for purposes of conducting the exchange procedures described in Section 3.04.

          "Fair Housing Act" means the Fair Housing Act, as amended.

          "FDIC" means the Federal Deposit Insurance Corporation.

          "Federal Reserve Act" means the Federal Reserve Act, as amended.

          "Federal Reserve Board" means the Board of Governors of the Federal Reserve System.

          "GAAP" means accounting principles generally accepted in the United States of America.

          "Governmental Authority" means any federal, state or local court, administrative agency or commission or other governmental authority or instrumentality.

          "Hazardous Substance" has the meaning set forth in Section 5.03(o).

          "Indemnified Party" and "Indemnifying Party" have the meanings set forth in Section 6.08(a).

          "Insurance Amount" has the meaning set forth in Section 6.08(c).

          "Insurance Policies" has the meaning set forth in Section 5.03(w).

          "Liens" means any charge, mortgage, pledge, security interest, restriction, claim, lien or encumbrance.

          "Loans" has the meaning set forth in Section 5.03(r).

          "Maine Superintendent" means the Superintendent of the Bureau of Banking of the State of Maine.

          "Material Adverse Effect" means (a) with respect to the Company, any effect that is material and adverse to the financial position, results of operations or business of the Company and its Subsidiaries taken as a whole or would materially impair the ability of the Company to perform its obligations under this Agreement or otherwise materially impede consummation of the Transactions; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (i) changes in banking and similar laws of general applicability or interpretations thereof by Governmental Authorities, (ii) changes in GAAP or regulatory accounting requirements applicable to banks generally, (iii) changes in general economic conditions affecting banks generally, (iv) any modifications or changes to valuation policies and practices in connection with the Transactions or restructuring charges taken in connection with the Transactions, in each case in accordance with GAAP, (v) reasonable expenses incurred in connection with the Transactions and (vi) the effects of any action or omission taken with the prior consent of Parent; and (b) with respect to Parent, any effect that materially impairs the ability of Parent or Parent Bank to make payment at the Effective Time of the aggregate Merger Consideration or otherwise materially impairs the ability of Parent, Parent Bank or Parent Sub to consummate the Transactions.

          "Merger" has the meaning set forth in Section 2.01(a).

          "Merger Consideration" means $28.00 in cash, without interest, for each share of Company Common Stock that is outstanding immediately prior to the Effective Time (but excluding Dissenting Shares and Treasury Stock).

          "Nasdaq" means The Nasdaq Stock Market, Inc.'s National Market.

          "National Bank Act" means the National Bank Act, as amended.

          "National Labor Relations Act" means the National Labor Relations Act, as amended.

          "OCC" means the Office of the Comptroller of the Currency.

          "OREO" means other real estate owned.

          "Parent" has the meaning set forth in the preamble to this Agreement.

          "Parent Benefits Plans" has the meaning set forth in Section 6.09(a).

          "Parent Board" means the Board of Directors of Parent.

          "Parent Bank" means Banknorth, National Association.

          "Parent Sub" means a Delaware corporation to be formed and wholly-owned by Parent as a transitory Subsidiary to effect the Merger.

          "Pension Plan" has the meaning set forth in Section 5.03(m)(ii).

          "Person" means any individual, bank, corporation, partnership, association, joint-stock company, business trust, limited liability company, unincorporated organization or other organization or firm of any kind or nature.

          "Previously Disclosed" by a party shall mean information set forth in a section of its Disclosure Schedule corresponding to the section of this Agreement where such term is used.

          "Proxy Statement" means the proxy statement, together with any amendments and supplements thereto, to be delivered to holders of Company Common Stock in connection with the solicitation of their approval of this Agreement.

          "Rights" means, with respect to any Person, warrants, options, rights, convertible securities and other arrangements or commitments which obligate the Person to issue or dispose of any of its capital stock or other ownership interests.

          "SEC" means the Securities and Exchange Commission.

          "SEC Documents" has the meaning set forth in Sections 5.03(g) and 5.04(f) in the case of the Company and Parent, respectively.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

          "Shareholder Agreements" has the meaning set forth in the recitals to this Agreement.

          "Shareholders" means each director of the Company.

          "Subsidiary" has the meaning ascribed to that term in Section 2(d) of the Bank Holding Company Act of 1956, as amended.

          "Surviving Corporation" has the meaning set forth in Section 2.01(a).

          "Tax" and "Taxes" mean all federal, state, local or foreign income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, custom duties, unemployment or other taxes of any kind whatsoever, together with any interest, additions or penalties thereto and any interest in respect of such interest and penalties.

          "Tax Returns" means any return, declaration or other report (including elections, declarations, schedules, estimates and information returns) with respect to any Taxes.

          "Transactions" means the Merger and the Bank Merger.

          "Termination Fee" has the meaning set forth in Section 8.02.

          "Treasury Stock" means shares of Company Stock held by the Company or any of its Subsidiaries or by Parent or any of its Subsidiaries, in each case other than in a fiduciary (including custodial or agency) capacity or as a result of debts previously contracted in good faith.


                                   ARTICLE II

                                   THE MERGER

     2.01. The Merger.

     (a) The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, Parent Sub shall merge with and into the Company in accordance with Section 251 of the DGCL (the "Merger"), the separate corporate existence of Parent Sub shall cease and the Company shall survive and continue to exist as a corporation incorporated under the DGCL (the Company, as the surviving corporation in the Merger, sometimes being referred to herein as the "Surviving Corporation").

     (b) Name. The name of the Surviving Corporation shall be "Bancorp Connecticut, Inc."

     (c) Articles and Bylaws. The certificate of incorporation and bylaws of the Company immediately after the Merger shall be the Company Articles and the Company Bylaws as in effect immediately prior to the Merger.

     (d) Directors and Officers of the Surviving Corporation. The directors and officers of the Company immediately after the Merger shall be the directors and officers of Parent Sub immediately prior to the Merger, until such time as their successors shall be duly elected and qualified.

     (e) Authorized Capital Stock. The authorized capital stock of the Surviving Corporation upon consummation of the Merger shall be as set forth in the Company Articles immediately prior to the Merger.

     (f) Effects of the Merger. At the Effective Time, the effects of the Merger shall be as provided in Sections 259 to 261 (inclusive) of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Parent Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of Parent Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

     (g) Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Parent Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of this Agreement, Parent Sub, and its proper officers and directors, shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, and the proper officers and directors of the Surviving Corporation are fully authorized in the name of the Surviving Corporation or otherwise to take any and all such action.

     2.02  Effective Date and Effective Time; Closing.

     (a)   Subject to the satisfaction or waiver of the conditions set forth in
Article VII (other than those conditions that by their nature are to be satisfied at the consummation of the Merger, but subject to the fulfillment or waiver of those conditions), the parties shall cause a certificate of merger relating to the Merger (the "Certificate of Merger") to be filed with the Secretary of State of the State of Delaware pursuant to the DGCL on (i) a date selected by Parent after such satisfaction or waiver which is within thirty (30) Business Days following such satisfaction or waiver or (ii) such other date to which the parties may mutually agree in writing. The Merger provided for herein shall become effective upon such filing or on such date as may be specified therein, provided that it is within the aforementioned thirty (30) Business Day period. The date of such filing or such later effective date is herein called the "Effective Date." The "Effective Time" of the Merger shall be the time of such filing or as set forth in such filing.

     (b) A closing (the "Closing") shall take place immediately prior to the Effective Time at 10:00 a.m., Eastern Time, at the principal offices of Parent in Portland, Maine, or at such other place, at such other time, or on such other date as the parties may mutually agree upon (such date, the "Closing Date"). At the Closing, there shall be delivered to Parent and the Company the certificates and other documents required to be delivered under Article VII hereof.

                                   ARTICLE III

                       CONSIDERATION; EXCHANGE PROCEDURES

     3.01 Merger Consideration. Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of any Person:

     (a) Outstanding Company Common Stock. Each share of Company Common Stock, excluding (i) Treasury Stock and (ii) Dissenting Shares, issued and outstanding immediately prior to the Effective Time shall become and be converted into the right to receive the Merger Consideration.

     (b) Outstanding Parent Sub Common Stock. Each share of Parent Sub common stock issued and outstanding immediately prior to the Effective Time shall be converted into and become one share of Company Common Stock.

     (c) Treasury Stock. Each share of Company Common Stock held as Treasury Stock immediately prior to the Effective Time shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

     3.02 Rights as Shareholders; Stock Transfers. At the Effective Time, holders of Company Common Stock shall cease to be, and shall have no rights as, shareholders of the Company other than the right to receive the Merger Consideration provided under this Article III. After the Effective Time, there shall be no transfers on the stock transfer books of the Company of shares of Company Common Stock.

     3.03 Dissenting Shares Each outstanding share of Company Common Stock the holder of which has perfected his or her right to dissent from the Merger under the DGCL and has not effectively withdrawn or lost such right as of the Effective Time (the "Dissenting Shares") shall not be converted into Company Common Stock or represent a right to receive the Merger Consideration specified in Section 3.01(a) hereof, and the holder thereof shall be entitled only to such rights as are granted by such provisions of the DGCL. If any holder of Dissenting Shares shall fail to perfect or shall have effectively withdrawn or lost the right to dissent, the Dissenting Shares held by such holder shall thereupon be treated as though such Dissenting Shares had been converted into the right to receive the aggregate Merger Consideration to which such holder would be entitled pursuant to Section 3.01(a) hereof. The Company shall give Parent prompt notice upon receipt by the Company of any such written demands for payment of the fair value of shares of Company Common Stock and of withdrawals of such demands and any other instruments provided pursuant to the DGCL. Any payments made in respect of Dissenting Shares shall be made by the Surviving Corporation.

     3.04. Exchange Procedures.

     (a) No later than five Business Days following the Effective Time, Parent shall cause the Exchange Agent to mail or make available to each holder of record of a Certificate a notice and letter of transmittal disclosing the effectiveness of the Merger and the procedure for exchanging Certificates for the Merger Consideration. Such letter of transmittal shall specify that delivery shall be effected and risk of loss and title shall pass only upon proper delivery of Certificates to the Exchange Agent.

     (b) At or prior to the Effective Time, Parent shall deliver, or cause Parent Bank to deliver, by wire transfer in immediately available funds, to the Exchange Agent for the benefit of the holders of Certificates (other than the holders of Dissenting Shares and Treasury Stock) an amount of cash equal to the aggregate Merger Consideration for payment of the aggregate Merger Consideration to such holders of Certificates.

     (c) Each holder of any outstanding Certificate (other than holders of Dissenting Shares and Treasury Stock) who surrenders such Certificate to the Exchange Agent will, upon acceptance thereof by the Exchange Agent, be entitled to the prompt payment of the Merger Consideration. The Exchange Agent shall accept Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange in accordance with normal exchange practices. Each outstanding Certificate which is not surrendered to the Exchange Agent shall, except as provided in Section 3.03, evidence ownership of only the right to receive the Merger Consideration without interest.

     (d) The Exchange Agent shall not be obligated to deliver the Merger Consideration until the holder surrenders a Certificate as provided in this
Section 3.04, or, in default thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond as may be reasonably required in each case by the Exchange Agent or Parent. If any check is to be issued in a name other than that in which the Certificate is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed or accompanied by an executed form of assignment separate from the Certificate and otherwise in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other tax required by reason of the issuance of a check in any name other than that of the registered holder of the Certificate surrendered or otherwise establish to the reasonable satisfaction of the Exchange Agent that such tax has been paid or is not payable.

     (e) Any portion of the cash delivered to the Exchange Agent by Parent or Parent Bank pursuant to Section 3.04(b) that remains unclaimed by the former shareholders of the Company for six months after the Effective Time shall be delivered by the Exchange Agent to Parent or Parent Bank, as applicable. Any shareholders of the Company who have not theretofore complied with Section 3.04(c) shall thereafter look only to Parent for the Merger Consideration. If outstanding Certificates are not surrendered or the payment for them is not claimed prior to the date on which such payment would otherwise escheat to or become the property of any Governmental Authority, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of Parent or Parent Bank, as applicable (and to the extent not in its possession shall be delivered to it), free and clear of all Liens of any Person previously entitled to such property. Neither the Exchange Agent nor any of the parties hereto shall be liable to any holder of Company Common Stock represented by any Certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Parent, Parent Bank and the Exchange Agent shall be entitled to rely upon the stock transfer books of the Company to establish the identity of those persons entitled to receive the Merger Consideration, which books shall be conclusive with respect thereto.

     (f) The Exchange Agent, Parent or Parent Bank shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Certificates such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any state, local or foreign tax law or regulation thereunder. To the extent that amounts are so withheld by the Exchange Agent, Parent or Parent Bank, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Certificates in respect of which such deduction and withholding was made.

     3.05 Company Options. At the Effective Time, each Company Option which is outstanding and unexercised immediately prior to the Effective Time, whether or not then vested and exercisable, shall be terminated and each grantee thereof shall be entitled to receive, in lieu of each share of Company Common Stock that would otherwise have been issuable upon the exercise thereof, an amount of cash computed by multiplying (i) the difference between (x) the Merger Consideration and (y) the per share exercise price applicable to such Company Option by (ii) the number of such shares of Company Common Stock subject to such Company Option. The Company agrees to take or to cause to be taken all action necessary to provide for such termination and payment effective at or before the Effective Time and to ensure that following the Effective Time no holder of a Company Option or any participant in the Company Stock Option Plans shall have any rights thereunder to acquire any Company Stock or any capital stock of any Subsidiary of the Company.


                                   ARTICLE IV

                           ACTIONS PENDING ACQUISITION

     4.01 Forbearances of the Company. From the date hereof until the Effective Time, except as expressly contemplated or permitted by this Agreement or as Previously Disclosed, without the prior written consent of Parent, the Company will not, and will cause each of its Subsidiaries not to, directly or indirectly:

     (a) Ordinary Course. Conduct its business other than in the ordinary and usual course consistent with past practice or fail to use reasonable best efforts to preserve its business organization, keep available the present services of its employees and preserve for itself and Parent the goodwill of the customers of the Company and its Subsidiaries and others with whom business relations exist.

     (b)   Capital Stock. Other than pursuant to the Rights set forth on
Schedule 4.01(b) of the Company's Disclosure Schedule and outstanding on the date hereof, (i) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of stock or any Rights or (ii) permit any additional shares of stock to become subject to grants of employee or director stock options or other Rights.

     (c) Dividends; Etc. (a) Make, declare, pay or set aside for payment any dividend on or in respect of, or declare or make any distribution on any shares of Company Stock, other than (A) regular quarterly cash dividends at a rate not in excess of $0.19 per share on the Company Common Stock and (B) dividends from wholly-owned Subsidiaries to the Company or another wholly-owned Subsidiary of the Company or (b) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock.

     (d) Compensation; Employment Agreements; Etc. Enter into or amend or renew any employment, consulting, severance or similar agreements or arrangements with any director, officer or employee of the Company or its Subsidiaries or grant any salary or wage increase or increase any employee benefit or pay any incentive or bonus payments, except (i) for normal individual increases in compensation to employees in the ordinary course of business consistent with past practice, provided that no such increase shall result in an annual adjustment of more than 4%, (ii) for other changes that are required by applicable law, (iii) to satisfy contractual obligations existing as of the date hereof and set forth in Schedule 4.01(d) of the Company's Disclosure Schedule,
(iv) for grants of awards to newly-hired employees consistent with past practice, (v) discretionary bonuses in the ordinary course of business and consistent with past practice to employees of the Company or the Company Bank during the period January 1, 2002 to the Effective Time, which bonuses shall be
(x) paid immediately prior to the Effective Time, (y) prorated to the extent appropriate and (z) reduced in the case of any individual recipient to the extent necessary to ensure that payment of the bonus, either alone or in combination with the payment of other amounts payable to the recipient in the event his or her employment is terminated following the Merger, would not be nondeductible by the Company or Company Bank under Section 280G of the Code and subject to the excise tax imposed under Section 4999 of the Code, in each case as reasonably determined by Parent prior to the payment of any bonuses by the Company or Company Bank hereunder and (vi) bonuses to holders of incentive stock options issued under the Company Stock Option Plans as of the date hereof (other than Robert D. Morton) in an amount equal to 7% of the aggregate spread value of such options (based on the difference between the Merger Consideration and the weighted average exercise price of such options, multiplied by the number of shares subject to such options), up to a maximum of $203,000 in the aggregate to all such holders of such incentive stock options (including not more than $50,000 in the aggregate to all executive officers who are party to an employment or severance agreement with the Company or the Company Bank as a group), which bonuses shall be subject to the requirements of clauses (x) and
(z) in the immediately preceding clause (v).

     (e) Hiring. Hire any person as an employee of the Company or any of its Subsidiaries or promote any employee, except (i) to satisfy contractual obligations existing as of the date hereof and set forth on Schedule 4.01(e) of the Company's Disclosure Schedule and (ii) persons hired to fill any vacancies arising after the date hereof and whose employment is terminable at the will of the Company or a Subsidiary of the Company, as applicable, other than any person to be hired who would have a base salary, including any guaranteed bonus or any similar bonus, considered on an annual basis of more than $50,000.

     (f) Benefit Plans. Enter into, establish, adopt or amend (except (i) as may be required by or to make consistent with applicable law, including without limitation the EGTRRA, or (ii) to satisfy contractual obligations existing as of the date hereof and set forth on Schedule 4.01(f) of the Company's Disclosure Schedule) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer or employee of the Company or its Subsidiaries or take any action to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder.

     (g) Dispositions. Sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties except in the ordinary course of business consistent with past practice and in a transaction that, together with all other such transactions, is not material to the Company and its Subsidiaries taken as a whole.

     (h) Acquisitions. Acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or any portion of the assets, business, deposits or properties of any other entity.

     (i) Capital Expenditures. Make any capital expenditures other than capital expenditures in the ordinary course of business consistent with past practice in amounts not exceeding $50,000 individually or $500,000 in the aggregate.

     (j) Governing Documents. Amend the Company Articles or Company Bylaws or the articles of incorporation or bylaws (or equivalent documents) of any Subsidiary of the Company.

     (k) Accounting Methods. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by changes in laws or regulations or GAAP.

     (l) Contracts. Except in the ordinary course of business consistent with past practice or as otherwise permitted under this Section 4.01, enter into or terminate any "material contract" (as defined in Section 5.03(k)) or amend or modify in any material respect any of its existing material contracts.

     (m) Claims. Enter into any settlement or similar agreement with respect to any action, suit, proceeding, order or investigation to which the Company or any of its Subsidiaries is or becomes a party after the date of this Agreement, which settlement, agreement or action involves payment by the Company and its Subsidiaries of an amount which exceeds $50,000 and/or would impose any material restriction on the business of the Company or any of its Subsidiaries or create precedent for claims that are reasonably likely to be material to the Company and its Subsidiaries taken as a whole.

     (n) Banking Operations. Enter into any new material line of business or change its material lending, investment, underwriting, risk and asset liability management and other material banking and operating policies, except as required by applicable law, regulation or policies imposed by any Governmental Authority.

     (o) Derivatives Contracts. Enter into any Derivatives Contract, except in the ordinary course of business consistent with past practice.

     (p) Indebtedness. Incur any indebtedness for borrowed money (other than deposits, federal funds purchased, cash management accounts, borrowings from the Federal Home Loan Bank of Boston and securities sold under agreements to repurchase, in each case in the ordinary course of business consistent with past practice) or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person, other than in the ordinary course of business consistent with past practice.

     (q) Investment Securities. Acquire (other than by way of foreclosures or acquisitions in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary course of business consistent with past practice) any debt security or Equity Investment of a type or in an amount that is not permissible for a national bank.

     (r) Certain Lending Activities. Acquire any loan or participation in a loan originated by or through Center Capital Corporation.

     (s) Adverse Actions. Take any action that is intended or is reasonably likely to result in (x) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (y) any of the conditions to the Merger set forth in Article VII not being satisfied or (z) a material violation of any provision of this Agreement or the Bank Merger Agreement, except, in each case, as may be required by applicable law or regulation.

     (t) Commitments. Enter into any contract with respect to, or otherwise agree or commit to do, any of the foregoing.

     4.02 Forbearances of Parent. From the date hereof until the Effective Time, except as expressly contemplated or permitted by this Agreement, without the prior written consent of the Company, Parent will not, and will cause each of its Subsidiaries not to:

     (a) Adverse Actions. Take any action that is intended or is reasonably likely to result in (x) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (y) any of the conditions to the Merger set forth in Article VII not being satisfied or (z) a material violation of any provision of this Agreement or the Bank Merger Agreement, except, in each case, as may be required by applicable law or regulation.

     (b) Commitments. Enter into any contract with respect to, or otherwise agree or commit to do, any of the foregoing.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

     5.01. Disclosure Schedules. On or prior to the date hereof, Parent has delivered to the Company a schedule and the Company has delivered to Parent a schedule (respectively, its "Disclosure Schedule") setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in
Section 5.03 or 5.04 or to one or more of its covenants contained in Article IV; provided, however, that (a) no such item is required to be set forth in a Disclosure Schedule as an exception to a representation or warranty if its absence would not be reasonably likely to result in the related representation or warranty being deemed untrue or incorrect under the standard established by
Section 5.02 and (b) the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that, absent such inclusion in the Disclosure Schedule, such item is or would be reasonably likely to result in a Material Adverse Effect.

     5.02. Standard. No representation or warranty of the Company or Parent contained in Sections 5.03 or 5.04, respectively, shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event or circumstance unless such fact, circumstance or event, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty contained in Section 5.03 or 5.04, has had or is reasonably likely to have a Material Adverse Effect on the party making such representation or warranty.

     5.03. Representations and Warranties of the Company. Subject to Sections
5.01 and 5.02 and except as Previously Disclosed, the Company hereby represents and warrants to Parent:

     (a) Organization, Standing and Authority. The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified to do business and is in good standing in each jurisdiction where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified. The Company has in effect all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as now conducted.

     (b) Company Capital Stock. The authorized capital stock of the Company consists solely of 7,000,000 shares of Company Common Stock, of which 5,170,780 shares are outstanding as of the date hereof, and 1,000,000 shares of Company Preferred Stock, of which no shares are outstanding. As of the date hereof, 942,186 shares of the Company Common Stock were held in treasury by the Company or otherwise directly or indirectly owned by the Company. The outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid and non-assessable, and none of the outstanding shares of Company Common Stock have been issued in violation of the preemptive rights of any Person. Section

5.03(b) of the Company's Disclosure Schedule sets forth for each Company Stock Option, the name of the grantee, the date of the grant, the type of grant, the status of the option grant as qualified or non-qualified under Section 422 of the Code, the number of shares of Company Common Stock subject to each option, the number of shares of Company Common Stock subject to options that are currently exercisable and the exercise price per share. Except as set forth in the preceding sentence, there are no shares of Company Stock reserved for issuance, the Company does not have any Rights issued or outstanding with respect to Company Stock, and the Company does not have any commitment to authorize, issue or sell any Company Stock or Rights.

     (c)   Subsidiaries.

           (i) (A) The Company has Previously Disclosed a list of all of its Subsidiaries together with the jurisdiction of organization of each such Subsidiary, (B) the Company owns, directly or indirectly, all the issued and outstanding equity securities of each of its Subsidiaries, (C) no equity securities of any of its Subsidiaries are or may become required to be issued (other than to the Company) by reason of any Right or otherwise,
     (D) there are no contracts, commitments, understandings or arrangements by which any of its Subsidiaries is or may be bound to sell or otherwise transfer any of its equity securities (other than to the Company or any of its wholly-owned Subsidiaries), (E) there are no contracts, commitments, understandings, or arrangements relating to the Company's rights to vote or to dispose of such securities and (F) all the equity securities of the Company's Subsidiaries held by the Company or its Subsidiaries are fully paid and nonassessable and are owned by the Company or its Subsidiaries free and clear of any Liens.

           (ii) Except for securities and other interests held in a fiduciary capacity and beneficially owned by third parties or taken in consideration of debts previously contracted, the Company does not own beneficially, directly or indirectly, any equity securities or similar interests of any Person or any interest in a partnership or joint venture of any kind other than its Subsidiaries and stock in the Federal Home Loan Bank of Boston.

          (iii) Each of the Company's Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified.

           (iv) The deposit accounts of the Company Bank are insured by the Bank Insurance Fund to the maximum extent provided by applicable law, and the Company Bank has paid all deposit insurance premiums and assessments required by applicable laws and regulations.

     (d) Corporate Power. Each of the Company and its Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and the Company has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, subject to receipt of all necessary approvals of Governmental Authorities and the approval of the Company's shareholders of this Agreement.

     (e) Corporate Authority. Subject to the approval of this Agreement by the shareholders of the Company, this Agreement and the Transactions have been authorized by all necessary corporate action of the Company and the Company Board on or prior to the date hereof. The Company has duly executed and delivered this Agreement and, assuming due authorization, execution and delivery by Parent, this Agreement is a valid and legally binding obligation of the Company, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

     (f)   Regulatory Approvals; No Defaults.

           (i) No consents or approvals of, or waivers by, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by the Company or any of its Subsidiaries in connection with the execution, delivery or performance by the Company and the Company Bank of this Agreement and the Bank Merger Agreement, respectively, or to consummate the Transactions, except for (A) filings of applications or notices with, and approvals or waivers by, the Federal Reserve Board, the OCC, the Maine Superintendent and the Connecticut Bank Commissioner, (B) the filing of the Proxy Statement and form of proxy with, and clearance of the same by, the SEC, (C) the filing of a Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, (D) the approval of this Agreement by the holders of a majority of the outstanding shares of Company Common Stock and (E) such corporate approvals and such consents or approvals of, or waivers by, or filings or registrations with, certain of the foregoing federal and state banking agencies in connection with the Bank Merger. As of the date hereof, the Company is not aware of any reason why the approvals set forth above and referred to in Section 7.01(b) will not be received in a timely manner and without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b).

           (ii) Subject to receipt, or the making, of the consents, approvals and filings referred to in the preceding paragraph, and the expiration of related waiting periods, the execution, delivery and performance of this Agreement and the Bank Merger Agreement by the Company and the Company Bank, as applicable, and the consummation of the Transactions do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries or any of their respective properties is subject or bound, (B) constitute a breach or violation of, or a default under, the articles of incorporation or bylaws (or similar governing documents) of the Company or any of its Subsidiaries or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

     (g)   Financial Reports; Undisclosed Liabilities.

           (i) The Company's Annual Reports on Form 10-K for the fiscal years ended December 31, 2001, December 31, 2000 and December 31, 1999 and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it subsequent to December 31, 1998 under the Securities Act or under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act in the form filed or to be filed with the SEC (collectively, the Company's "SEC Documents"), as of the date filed or to be filed, (A) complied or will comply in all material respects as to form with the applicable securities regulations of the SEC as the case may be and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date; and each of the balance sheets contained in any such SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the consolidated financial position of the Company and its Subsidiaries as of its date, and each of the consolidated statements of income and changes in shareholders' equity and cash flows or equivalent statements in such SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the consolidated results of operations, changes in shareholders' equity and changes in cash flows, as the case may be, of the Company and its Subsidiaries for the periods to which they relate, in each case in accordance with GAAP consistently applied during the periods involved.

           (ii) Since December 31, 2001, neither the Company nor any of its Subsidiaries has incurred any liability other than in the ordinary course of business consistent with past practice (excluding the incurrence of expenses related to this Agreement and the Transactions).

           (iii) Since December 31, 2001, (A) the Company and its Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practice (excluding the incurrence of expenses related to this Agreement and the transactions contemplated hereby) and (B) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of this Section 5.03 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to the Company.

           (iv) No agreement pursuant to which any loans or other assets have been or shall be sold by the Company or its Subsidiaries entitled the buyer of such loans or other assets, unless there is material breach of a representation or covenant by the Company or its Subsidiaries, to cause the Company or its Subsidiaries to repurchase such loan or other asset or the buyer to pursue any other form of recourse against the Company or its Subsidiaries. Except for regular quarterly cash dividends and a special year-end dividend in 2001 in the amount of $0.20 per share of Company Common Stock, since December 31, 1999, no cash, stock or other dividend or any other distribution with respect to the Company Stock has been declared, set aside or paid. No shares of Company Stock have been purchased, redeemed or otherwise acquired, directly or indirectly, by the Company since December 31, 2001, and no agreements have been made to do the foregoing.

     (h) Litigation. No litigation, claim or other proceeding before any court or governmental agency is pending against the Company or any of its Subsidiaries and, to the Company's knowledge, no such litigation, claim or other proceeding has been threatened and there are no facts which could reasonably give rise to such litigation, claim or other proceeding.

     (i)   Regulatory Matters.

           (i) Neither the Company nor any of its Subsidiaries nor any of any of their respective properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any federal or state governmental agency or authority charged with the supervision or regulation of financial institutions or issuers of securities or engaged in the insurance of deposits or the supervision or regulation of it (collectively, the "Company Regulatory Authorities"). The Company and its Subsidiaries have paid all assessments made or imposed by any Company Regulatory Authority.

           (ii) Neither the Company nor any its Subsidiaries has been advised by, or has any knowledge of facts which could give rise to an advisory notice by, any Company Regulatory Authority that such Company Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

     (j)   Compliance With Laws. Each of the Company and its Subsidiaries:

           (i) is in material compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Bank Secrecy Act and all other applicable fair lending laws and other laws relating to discriminatory business practices;

           (ii) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the Company's knowledge, no suspension or cancellation of any of them is threatened; and

           (iii) has received, since December 31, 1999, no notification or communication from any Governmental Authority (A) asserting that the Company or any of its Subsidiaries is not in compliance with any of the statutes, regulations or ordinances which such Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit or governmental authorization (nor, to the Company's knowledge, do any grounds for any of the foregoing exist).

     (k)   Material Contracts; Defaults.

           (i) Except for documents listed as exhibits to the Company's SEC Documents, neither the Company nor any of its Subsidiaries is a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral) (i) with respect to the employment of any directors, officers, employees or consultants, (ii) which would entitle any present or former director, officer, employee or agent of the Company or its Subsidiaries to indemnification from the Company or its Subsidiaries, (iii) which is a material contract (as defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement that has not been filed or incorporated by reference in the Company's SEC Documents, (iv) which is a consulting agreement (including data processing, software programming and licensing contracts) not terminable on 60 days or less notice and involving the payment of more than $50,000 per annum or (v) which materially restricts the conduct of any business by the Company or any of its Subsidiaries. The Company has previously delivered to Parent true and correct copies of each such document.

           (ii) Neither the Company nor any of its Subsidiaries is in material default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its respective assets, business, or operations may be bound or affected, or under which it or its respective assets, business, or operations receives benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default. No power of attorney or similar authorization given directly or indirectly by the Company or any of its Subsidiaries is currently outstanding.

     (l) No Brokers. No action has been taken by the Company or any of its Subsidiaries that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the Transactions, excluding a Previously Disclosed fee to be paid to Sandler O'Neill & Partners, L.P.

     (m)   Employee Benefit Plans.

           (i) All benefit and compensation plans, contracts, policies or arrangements covering current or former employees of the Company and its Subsidiaries (the "Employees") and current or former directors of the Company including, but not limited to, "employee benefit plans" within the meaning of Section 3(3) of ERISA, and deferred compensation, stock option, stock purchase, stock appreciation rights, stock based, incentive and bonus plans (the "Benefits Plans"), are Previously Disclosed in the Company's Disclosure Schedule. True and complete copies of all Benefit Plans including, but not limited to, any trust instruments and insurance contracts forming a part of any Benefit Plans and all amendments thereto, have been provided to Parent.

          (ii) All Benefits Plans other than "multiemployer plans" within the meaning of Section 3(37) of ERISA, covering Employees, to the extent subject to ERISA, are in substantial compliance with ERISA. Each Benefit Plan which is an "employee pension benefit plan" within the meaning of
     Section 3(2) of ERISA (a "Pension Plan") and which is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service, and the Company is not aware of any circumstances likely to result in revocation of any such favorable determination letter or the loss of the qualification of such Pension Plan under Section 401(a) of the Code. There is no pending or, to the Company's knowledge, threatened litigation relating to the Benefits Plans. Neither the Company nor any of its Subsidiaries has engaged in a transaction with respect to any Benefit Plan or Pension Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject the Company or any of its Subsidiaries to a material tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA.

          (iii) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by the Company or any of its Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with the Company under
     Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate"). Neither the Company nor any of its Subsidiaries has incurred, and neither expects to incur, any withdrawal liability with respect to a multiemployer plan under Subtitle E of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate). No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof or will be required to be filed in connection with the transactions contemplated by this Agreement.

          (iv) All contributions required to be made under the terms of any Benefit Plan have been timely made or have been reflected on the financial statements of the Company included in the Company's SEC Documents. Neither any Pension Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and no ERISA Affiliate has an outstanding funding waiver. Neither the Company nor any of its Subsidiaries has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

           (v) Neither the Company nor any of its Subsidiaries has any obligations for retiree health and life benefits under any Benefit Plan, other than coverage as may be required under Section 4980B of the Code or
     Part 6 of Title I of ERISA, or under the continuation of coverage provisions of the laws of any state or locality. The Company or any of its Subsidiaries may amend or terminate any such Benefit Plan at any time without incurring any liability thereunder.

           (vi) None of the execution of this Agreement, shareholder approval of this Agreement or consummation of either of the Transactions will (A) entitle any employees of the Company or any of its Subsidiaries to severance pay or any increase in severance pay upon any termination of employment after the date hereof, (B) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Benefit Plans, (C) result in any breach or violation of, or a default under, any of the Benefit Plans or (D) result in any payment that would be a "parachute payment" to a "disqualified individual" as those terms are defined in
     Section 280G of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

     (n) Labor Matters. Neither the Company nor any of its Subsidiaries is a party to or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is the Company or any of its Subsidiaries the subject of a proceeding asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel the Company or any of its Subsidiaries to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving it or any of its Subsidiaries pending or, to the Company's knowledge, threatened, nor is the Company or any of its Subsidiaries aware of any activity involving its employees seeking to certify a collective bargaining unit or engaging in other organizational activity.

     (o)   Environmental Matters.

           (i) The Company and its Subsidiaries are in compliance with applicable Environmental Laws; (ii) to the Company's knowledge, no real property (including buildings or other structures) currently or formerly owned or operated by the Company or any of its Subsidiaries, or any property in which the Company or any of its Subsidiaries has held a security interest, Lien or a fiduciary or management role ("Company Loan Property"), has been contaminated with, or has had any release of, any Hazardous Substance except in compliance with Environmental Laws; (iii) to the Company's knowledge, neither the Company nor any of its Subsidiaries could be deemed the owner or operator of, or has participated in the management regarding Hazardous Substances of, any Company Loan Property which has been contaminated with, or has had any release of, any Hazardous Substance except in compliance with Environmental Laws; (iv) to the Company's knowledge, neither the Company nor any of its Subsidiaries has any liability for any Hazardous Substance disposal or contamination on any third party property; (v) neither the Company nor any of its Subsidiaries has received any notice, demand letter, claim or request for information alleging any violation of, or liability under, any Environmental Law; (vi) neither the Company nor any of its Subsidiaries is subject to any order, decree, injunction or other agreement with any Governmental Authority or any third party relating to any Environmental Law; (vii) to the Company's knowledge, there are no circumstances or conditions (including the presence of asbestos, underground storage tanks, lead products, polychlorinated biphenyls, prior manufacturing operations, dry-cleaning, or automotive services) involving the Company or any of its Subsidiaries, any currently or formerly owned or operated property, or any Company Loan Property, that could reasonably be expected to result in any claims, liability or investigations against the Company or any of its Subsidiaries, result in any restrictions on the ownership, use, or transfer of any property pursuant to any Environmental Law, or adversely affect the value of any Company Loan Property; and (viii) the Company has delivered to Parent copies of all environmental reports, studies, sampling data, correspondence, filings and other environmental information in its possession or reasonably available to it relating to the Company, its Subsidiaries and any currently or formerly owned or operated property or any Company Loan Property.

          As used herein, the term "Environmental Laws" means any federal, state or local law, regulation, order, decree, permit, authorization, opinion or agency requirement relating to: (A) the protection or restoration of the environment, health, safety, or natural resources, (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) wetlands, indoor air, pollution, contamination or any injury or threat of injury to persons or property in connection with any Hazardous Substance; and the term "Hazardous Substance" means any substance that is: (A) listed, classified or regulated pursuant to any Environmental Law, (B) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon or (C) any other substance which is the subject of regulatory action by any Governmental Authority in connection with any Environmental Law.

     (p)   Tax Matters.

           (i)(A) All Tax Returns that are required to be filed on or before the Effective Date (taking into account any extensions of time within which to file which have not expired) by or with respect to the Company Group have been or will be timely filed on or before the Effective Date, (B) all such Tax Returns are or will be true and complete in all material respects,
     (C) all Taxes shown to be due on the Tax Returns referred to in clause (A) have been or will be timely paid in full, (D) the Tax Returns referred to in clause (A) have been examined by the Internal Revenue Service or the appropriate Tax authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired,
     (E) all deficiencies asserted or assessments made as a result of examinations conducted by any taxing authority have been paid in full, (F) no material issues that have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in clause (A) are currently pending and (G) no member of the Company Group has waived any statutes of limitation with respect to any Taxes of the Company or any of its Subsidiaries.

           (ii) The Company has made available to Parent true and correct copies of the United States federal income Tax Returns filed by the Company and its Subsidiaries for each of the three most recent fiscal years ended on or before December 31, 2000.

          (iii) Neither the Company nor any of its Subsidiaries has any liability with respect to income, franchise or similar Taxes that accrued on or before the end of the most recent period covered by the Company's SEC Documents filed prior to the date hereof in excess of the amounts accrued or subject to a reserve with respect thereto that are reflected in the financial statements included in the Company's SEC Documents filed on or prior to the date hereof.

          (iv) Neither the Company nor any of its Subsidiaries is a party to any Tax allocation or sharing agreement, is or has been a member of an affiliated group filing consolidated or combined Tax Returns (other than a group the common parent of which is or was the Company) or otherwise has any liability for the Taxes of any Person (other than the Company and its Subsidiaries).

          (v) Since December 31, 1995, no closing agreements, private letter rulings, technical advice memoranda or similar agreement or rulings have been entered into or issued by any taxing authority with respect to the Company and its Subsidiaries.

          (vi) Neither the Company nor any of its Subsidiaries maintains any compensation plans, programs or arrangements the payments under which would not reasonably be expected to be deductible as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder.

         (vii) (A) No Tax is required to be withheld pursuant to Section 1445 of the Code as a result of the Transactions and (B) all material Taxes that the Company or any of its Subsidiaries is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required by applicable law, have been paid to the proper Governmental Authority or other Person.

     (q) Risk Management Instruments. Neither the Company nor any of its Subsidiaries is a party or has agreed to enter into an exchange traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is not included on the balance sheet and is a derivatives contract (including various combinations thereof) (each, a "Derivatives Contract") or owns securities that
(i) are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes" or "capped floating rate mortgage derivatives" or (ii) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes, except for those Derivatives Contracts and other instruments legally purchased or entered into in the ordinary course of business, consistent with safe and sound banking practices and regulatory guidance. All of such Derivatives Contracts or other instruments, are legal, valid and binding obligations of the Company or any of its Subsidiaries enforceable in accordance with their terms (except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally), and are in full force and effect. The Company and its Subsidiaries have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued; and, to the Company's knowledge, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder.



     (r)   Loans; Nonperforming and Classified Assets.

           (i) Each loan agreement, note or borrowing arrangement, including without limitation portions of outstanding lines of credit and loan commitments (collectively, "Loans"), on the books and records of the Company and its Subsidiaries, was made and has been serviced in all material respects in accordance with customary lending standards in the ordinary course of business, is evidenced in all material respects by appropriate and sufficient documentation and, to the knowledge of the Company, constitutes the legal, valid and binding obligation of the obligor named therein, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditor's rights or by general equity principles.

           (ii) The Company has Previously Disclosed as to the Company and each Company Subsidiary as of the latest practicable date: (i) any written or, to the Company's knowledge, oral Loan under the terms of which the obligor is 60 or more days delinquent in payment of principal or interest, or to the Company's knowledge, in default of any other material provision thereof; (ii) each Loan which has been classified as "substandard," "doubtful," "loss" or "special mention" (or words of similar import) by the Company, a Company Subsidiary or an applicable regulatory authority (it being understood that no representation is being made that the FDIC or the Connecticut Bank Commissioner would agree with the loan classifications established by the Company); (iii) a listing of the OREO acquired by foreclosure or by deed-in-lieu thereof, including the book value thereof; and (iv) each Loan with any director, executive officer or five percent or greater shareholder of the Company or a Company Subsidiary, or to the best knowledge of the Company, any Person controlling, controlled by or under common control with any of the foregoing.

     (s) Properties. All real and personal property owned by the Company or a Subsidiary of the Company or presently used by any of them in its respective business is in an adequate condition (ordinary wear and tear excepted) and is sufficient to carry on its business in the ordinary course of business consistent with its past practices. The Company has good and marketable title free and clear of all Liens to all of the material properties and assets, real and personal, reflected on the consolidated statement of financial condition of the Company as of December 31, 2001 included in the Company's SEC Documents or acquired after such date, other than properties sold by the Company in the ordinary course of business, except (i) Liens for current taxes and assessments not yet due or payable (ii) pledges to secure deposits and other Liens incurred in the ordinary course of its banking business, (iii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent and (iv) as reflected on the consolidated statement of financial condition of the Company as of December 31, 2001 included in the Company's SEC Documents. All real and personal property which is material to the Company's business on a consolidated basis and leased or licensed by the Company or a Subsidiary of the Company is held pursuant to leases or licenses which are valid and enforceable in accordance with their respective terms and such leases will not terminate or lapse prior to the Effective Time.

     (t) Intellectual Property. The Company and each Subsidiary of the Company owns or possesses valid and binding licenses and other rights to use without payment of any material amount all material patents, copyrights, trade secrets, trade names, service marks and trademarks used in its businesses, all of which have been Previously Disclosed by the Company, and none of the Company or any of its Subsidiaries has received any notice of conflict with respect thereto that asserts the right of others. The Company and each of its Subsidiaries have performed in all material respects all the obligations required to be performed by them and are not in default under any contract, agreement, arrangement or commitment relating to any of the foregoing.

     (u) Fiduciary Accounts. The Company and each of its Subsidiaries has in all material respects properly administered all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable laws and regulations. Neither the Company nor any of its Subsidiaries, nor any of their respective directors, officers or employees, has committed any breach of trust with respect to any fiduciary account and the records for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account.

     (v) Books and Records. The books and records of the Company and its Subsidiaries are being maintained in material compliance with applicable legal and accounting requirements, and such books and records accurately reflect in all material respects all dealings and transactions in respect of the business, assets, liabilities and affairs of the Company and its Subsidiaries.

     (w) Insurance. The Company has Previously Disclosed all of the material insurance policies, binders, or bonds currently maintained by the Company or any of its Subsidiaries ("Insurance Policies"). The Company and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of the Company reasonably has determined to be prudent in accordance with industry practices. All the Insurance Policies are in full force and effect; the Company and its Subsidiaries are not in material default thereunder; and all claims thereunder have been filed in due and timely fashion.

     (x) Allowance For Loan Losses. The Company's allowance for loan losses is, and shall be as of the Effective Date, in compliance with the Company's existing methodology for determining the adequacy of its allowance for loan losses as well as the standards established by applicable Governmental Authorities and the Financial Accounting Standards Board and is and shall be adequate under all such standards.

     (y) Transactions With Affiliates. All "covered transactions" between the Company Bank and an "affiliate" within the meaning of Sections 23A and 23B of the Federal Reserve Act have been in compliance with such provisions.

     (z)   Required Vote; Antitakeover Provisions.

           (i) The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock is necessary to approve this Agreement on behalf of the Company. No other vote of the shareholders of the Company is required by law, the Company Articles, the Company Bylaws or otherwise to approve this Agreement and the Transactions.

          (ii) Based on the representation and warranty of Parent contained in Section 5.04(i), no "control share acquisition," "business combination moratorium," "fair price" or other form of antitakeover statute or regulation is applicable to this Agreement and the Transactions with respect to the Company. Without limiting the foregoing, the Board of Directors of the Company has approved the Agreement and the Merger and has taken all other requisite action such that the provisions of Section 203 of the DGCL and the provisions of the Company Articles relating to special voting requirements for certain business combinations will not apply to this Agreement or either of the Transactions.

     (aa) Fairness Opinion. The Company Board has received the written opinion of Sandler O'Neill & Partners, L.P. to the effect that as of the date hereof the Merger Consideration is fair to the holders of Company Common Stock from a financial point of view.

     (bb) Proxy Statement. As of the date of the Proxy Statement and the date of the meeting of the shareholders of the Company to which such Proxy statement relates, the Proxy Statement will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date.

     (cc) Transactions in Securities. To the Company's knowledge, (a) no director or officer of the Company or the Company's Subsidiaries, (b) no person related to any such director or officer by blood, marriage or adoption and residing in the same household and (c) no Person who has been knowingly provided material nonpublic information by any one or more of these persons, has purchased or sold, or caused to be purchased or sold, any shares of Company Stock or other securities issued by the Company (i) during any period when the Company was in possession of material nonpublic information or (ii) in violation of any applicable provision of the Securities Act or the Exchange Act.

     (dd)  Disclosure. The representations and warranties contained in this
Section 5.03, when considered as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5.03 not misleading.

     5.04 Representations and Warranties of Parent. Subject to Sections 5.01 and 5.02 and except as Previously Disclosed, Parent hereby represents and warrants to the Company as follows:

     (a) Organization, Standing and Authority. Parent is duly organized, validly existing and in good standing under the laws of the State of Maine. Parent is duly qualified to do business and is in good standing in each jurisdiction where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified. Parent has in effect all federal, state, local, and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted.

     (b) Subsidiaries. Parent Bank has been duly organized and is validly existing in good standing under the laws of the United States, and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified. Upon its organization, Parent Sub will be duly organized, and validly existing in good standing under the laws of the United States. Parent owns all of the outstanding equity securities of Parent Bank, and following the organization of Parent Sub, Parent will own all of the outstanding equity securities of Parent Sub.

     (c) Corporate Power. Each of Parent and Parent Bank has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and each of Parent and Parent Bank has, and upon its organization Parent Sub will have, the corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Bank Merger Agreement, as applicable, and to consummate the Transactions, subject to receipt of all necessary approvals of Governmental Authorities.

     (d) Corporate Authority. This Agreement and the Transactions have been authorized by all necessary corporate action of Parent and the Parent Board and following its organization this Agreement and the Transactions will be authorized by all necessary corporate action of Parent Sub and the Board of Directors of Parent Sub. This Agreement has been duly executed and delivered by Parent and, assuming due authorization, execution and delivery by the Company, this Agreement is a valid and legally binding agreement of Parent enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles). Following its organization, this Agreement will be duly executed and delivered by Parent Sub and, following such execution and delivery, assuming due authorization, execution and delivery by the Company, this Agreement will be a valid and legally binding agreement of Parent Sub enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

     (e)   Regulatory Approvals; No Defaults

           (i) No consents or approvals of, or waivers by, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by Parent or any of its Subsidiaries in connection with the execution, delivery or performance by Parent, Parent Bank or Parent Sub of this Agreement or the Bank Merger Agreement, as applicable, or to consummate the Transactions, except for (A) filings of applications or notices with, and approvals or waivers by, the Federal Reserve Board, the OCC, the Maine Superintendent and the Connecticut Bank Commissioner, (B) the filing of a Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL and (C) such corporate approvals and such consents or approvals of, or waivers by, or filings or registrations with, certain of the foregoing federal and state banking agencies in connection with the Bank Merger. As of the date hereof, Parent is not aware of any reason why the approvals set forth above and referred to in Section 7.01(b) will not be received in a timely manner and without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b).

           (ii) Subject to receipt, or the making, of the consents, approvals and filings referred to in the preceding paragraph and expiration of the related waiting periods, the execution, delivery and performance of this Agreement and the Bank Merger Agreement by Parent, Parent Bank and Parent Sub, as applicable, and the consummation of the Transactions do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Parent or of any of its Subsidiaries or to which Parent or any of its Subsidiaries or any of their respective properties is subject or bound, (B) constitute a breach or violation of, or a default under, the articles of incorporation or bylaws (or similar governing documents) of Parent or any of its Subsidiaries or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

     (f)   Financial Reports and SEC Documents; Material Adverse Effect.

           (i) Parent's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it subsequent to December 31, 1998 under the Securities Act or under
     Section 13(a), 13(c), 14 or 15(d) of the Exchange Act in the form filed or to be filed with the SEC (collectively, Parent's "SEC Documents"), as of the date filed or to be filed, (A) complied or will comply in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each of the balance sheets contained in or incorporated by reference into any such SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the financial position of Parent and its Subsidiaries as of its date, and each of the statements of income and changes in shareholders' equity and cash flows or equivalent statements in such SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the results of operations, changes in shareholders' equity and changes in cash flows, as the case may be, of Parent and its Subsidiaries for the periods to which they relate, in each case in accordance with GAAP consistently applied during the periods involved, except in each case as may be noted therein.

           (ii) Since December 31, 2001, no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of this Section 5.04 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to Parent.

     (g) Financial Ability. On the Effective Date, Parent or Parent Bank will have all funds necessary to consummate the Merger and pay the aggregate Merger Consideration to holders of Company Common Stock pursuant to Section 3.01(a) hereof. Each of Parent and Parent Bank is, and immediately following completion of the Transactions will be, in compliance with all capital requirements applicable to it.

     (h) Proxy Statement Information. None of the information relating to Parent or its Subsidiaries which is expressly provided by Parent to the Company for inclusion in the Proxy Statement, as of the date of the Proxy Statement and the date of the meeting of the shareholders of the Company to which such Proxy Statement relates, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date.

     (i) Ownership of Company Common Stock. As of the date hereof, none of Parent or any of its Subsidiaries, or to Parent's knowledge, any of its other affiliates or associates (as such terms are defined under the Exchange Act), owns beneficially or of record, directly or indirectly, or is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, shares of Company Common Stock (other than shares held in a fiduciary capacity that are beneficially owned by third parties or as a result of debts previously contracted) which in the aggregate represent 5% or more of the outstanding Company Common Stock.

     (j)   Disclosure. The representations and warranties contained in this
Section 5.04, when considered as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5.04 not misleading.

                                   ARTICLE VI

                                    COVENANTS


     6.01 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of the parties to the Agreement agrees to use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Merger promptly as practicable and the consummation of the Bank Merger immediately after the

Merger, and otherwise to enable consummation of the Transactions, including the satisfaction of the conditions set forth in Article VII hereof, and shall cooperate fully with the other parties hereto to that end.

     6.02 Shareholder Approval. The Company agrees to take, in accordance with applicable law and the Company Articles and Company Bylaws, all action necessary to convene as soon as reasonably practicable a meeting of its shareholders to consider and vote upon the approval of this Agreement and any other matters required to be approved by the Company's shareholders in order to permit consummation of the Transactions (including any adjournment or postponement, the "Company Meeting"). Except with the prior approval of Parent, no other matters shall be submitted for the approval of the Company shareholders at the Company Meeting. The Company Board shall at all times prior to and during such meeting recommend such approval and shall take all reasonable lawful action to solicit such approval by its shareholders; provided that nothing in this Agreement shall prevent the Company Board from withholding, withdrawing, amending or modifying its recommendation if the Company Board determines, after consultation with its outside counsel, that such action is legally required in order for the directors to comply with their fiduciary duties to the Company shareholders under applicable law; provided, further, that Section 6.06 shall govern the withholding, withdrawing, amending or modifying of such recommendation in the circumstances described therein.

     6.03  Securities and Regulatory Filings.

     (a) The parties shall promptly cooperate with each other in the preparation of the Proxy Statement to be filed by the Company with the SEC, and the parties agree to use their reasonable best efforts to cause the Proxy Statement to be cleared by the SEC promptly after filing. After the SEC has cleared the Proxy Statement, the Company shall promptly mail the Proxy Statement to its shareholders.

     (b) Each of Parent and the Company and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the Transactions and any other transactions contemplated by this Agreement and the Bank Merger Agreement; and any initial filings with Governmental Authorities (other than the Proxy Statement) shall be made by Parent as soon as reasonably practicable after the execution hereof. Each of Parent and the Company shall have the right to review in advance, and to the extent practicable each shall consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to all material written information submitted to any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement and the Bank Merger Agreement. In exercising the foregoing right, each of such parties agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it shall consult with the other parties hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the Transactions and each party shall keep the other parties apprised of the status of material matters relating to completion of the Transactions.

     (c) Each party agrees, upon request, to furnish the other parties with all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other parties or any of their respective Subsidiaries to any third party or Governmental Authority.

     6.04 Press Releases. The Company and Parent shall consult with each other before issuing any press release with respect to the Transactions or this Agreement and shall not issue any such press release or make any such public statements without the prior consent of the other party, which shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party (but after such consultation, to the extent practicable in the circumstances), issue such press release or make such public statements as may upon the advice of outside counsel be required by law or the rules or regulations of Nasdaq. The Company and Parent shall cooperate to develop all public announcement materials and make appropriate management available at presentations related to the Transactions as reasonably requested by the other party.

     6.05  Access; Information.

     (a) The Company agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford Parent and its officers, employees, counsel, accountants and other authorized representatives such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, Tax Returns and work papers of independent auditors), properties and personnel of the Company and its Subsidiaries and to such other information as Parent may reasonably request and, during such period, it shall furnish promptly to Parent all information concerning the business, properties and personnel of the Company and its Subsidiaries as Parent may reasonably request.

     (b) Parent agrees that it will not, and will cause its representatives not to, use any information obtained pursuant to this Section 6.05 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) for any purpose unrelated to the consummation of the Transactions. Subject to the requirements of law, Parent shall keep confidential, and shall cause its representatives to keep confidential, all information and documents obtained pursuant to this Section 6.05 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) unless such information (i) was already known to such party, (ii) becomes available to such party from other sources not known by such party to be bound by a confidentiality obligation, (iii) is disclosed with the prior written approval of the Company or (iv) is or becomes readily ascertainable from publicly available sources. In the event that this Agreement is terminated or the Transactions shall otherwise fail to be consummated, Parent shall promptly cause all copies of documents or extracts thereof (including without limitation those in electronic format) containing information and data as to the Company to be returned to the Company or destroyed and, upon the written request of the Company, Parent shall furnish to the Company an affidavit of the President of Parent attesting that all such action has been taken. No investigation by Parent of the business and affairs of the Company shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to the obligations of Parent and Parent Sub to consummate the Transactions.

     6.06 Acquisition Proposals. The Company agrees that neither it nor any of its Subsidiaries shall, and that it shall direct and use its reasonable best efforts to cause its and each such Subsidiary's directors, officers, employees, agents and representatives not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation or similar transaction involving, or any purchase of all or substantially all of the assets of the Company or more than 10% of the outstanding equity securities of, the Company or any of its Subsidiaries (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal," provided that the term "Acquisition Proposal" shall not include any proposal or offer to purchase shares of common stock of the Company Bank Subsidiary pursuant to a Shareholders Agreement, dated as of April 16, 1998, among the Company Bank, the Company Bank Subsidiary and Timothy W. Rourke). The Company further agrees that neither the Company nor any of its Subsidiaries shall, and that it shall direct and use its reasonable best efforts to cause its and each such Subsidiary's directors, officers, employees, agents and representatives not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent the Company or the Company Board from (A) complying with its disclosure obligations under federal or state law; (B) providing information in response to a request therefor by a Person who has made an unsolicited bona fide written Acquisition Proposal if the Company Board receives from the Person so requesting such information an executed confidentiality agreement; (C) engaging in any negotiations or discussions with any Person who has made an unsolicited bona fide written Acquisition Proposal or (D) recommending such an Acquisition Proposal to the shareholders of the Company, if and only to the extent that, in each such case referred to in clause (B), (C) or (D) above, the Company Board determines in good faith (after consultation with outside legal counsel) that failure to take such action would reasonably be expected to constitute a breach of such directors' fiduciary duties under applicable law and the Company Board determines in good faith (after consultation with its financial advisor) that such Acquisition Proposal, if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the Person making the proposal and would, if consummated, result in a transaction more favorable to the Company's shareholders from a financial point of view than the Merger. The Company agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposals. The Company agrees that it will notify Parent immediately if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, any of the representatives of the Company as soon as the Company becomes aware of the same.

     6.07 Certain Policies. Prior to the Effective Date, each of the Company and its Subsidiaries shall, consistent with GAAP, the rules and regulations of the SEC and applicable banking laws and regulations, modify or change its loan, OREO, accrual, reserve, tax, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to be applied on a basis that is consistent with that of Parent; provided, however, that no such modifications or changes need be made prior to the satisfaction of the condition set forth in Sections 7.01(a) and 7.01(b); and further provided that in any event, no accrual or reserve made by the Company or any of its Subsidiaries pursuant to this Section 6.07 shall constitute or be deemed to be a breach, violation of or failure to satisfy any representation, warranty, covenant, agreement, condition or other provision of this Agreement or otherwise be considered in determining whether any such breach, violation or failure to satisfy shall have occurred. The recording of any such adjustments shall not be deemed to imply any misstatement of previously furnished financial statements or information and shall not be construed as concurrence of the Company or its management with any such adjustments.

     6.08  Indemnification.

     (a) From and after the Effective Time, Parent (the "Indemnifying Party") shall indemnify and hold harmless each present and former director, officer and employee of the Company or a Company Subsidiary, as applicable, determined as of the Effective Time (the "Indemnified Parties") against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, arising in whole or in part out of or pertaining to the fact that he or she was a director, officer, employee, fiduciary or agent of the Company or any Company Subsidiary or is or was serving at the request of the Company or any of the Company Subsidiaries as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, including without limitation matters related to the negotiation, execution and performance of this Agreement or any of the transactions contemplated hereby, to the fullest extent which such Indemnified Parties would be entitled under the Company Articles and Company Bylaws or equivalent documents of any Company Subsidiary, as applicable, in each case as in effect on the date hereof. Without limiting the foregoing, Parent also agrees that limitations on liability existing in favor of the Indemnified Parties as provided in the articles of incorporation or similar governing document of the Company Bank and any other Subsidiary of the Company as in effect on the date hereof with respect to matters occurring prior to the Effective Time shall survive the Merger and the Bank Merger and shall continue in full force and effect from and after the Effective Time.

     (b)   Any Indemnified Party wishing to claim indemnification under this
Section 6.08, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Indemnifying Party, but the failure to so notify shall not relieve the Indemnifying Party of any liability it may have to such Indemnified Party if such failure does not actually prejudice the Indemnifying Party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Indemnifying Party shall have the right to assume the defense thereof and the Indemnifying Party shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Indemnifying Party elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between the Indemnifying Party and the Indemnified Parties, the Indemnified Parties may retain counsel which is reasonably satisfactory to the Indemnifying Party, and the Indemnifying Party shall pay, promptly as statements therefor are received, the reasonable fees and expenses of such counsel for the Indemnified Parties (which may not exceed one firm in any jurisdiction), (ii) the Indemnified Parties will cooperate in the defense of any such matter, (iii) the Indemnifying Party shall not be liable for any settlement effected without its prior written consent and (iv) the Indemnifying Party shall have no obligation hereunder in the event that a federal or state banking agency or a court of competent jurisdiction shall determine that indemnification of an Indemnified Party in the manner contemplated hereby is prohibited by applicable laws and regulations.

     (c) Prior the Effective Time, Parent shall use its reasonable best efforts to purchase, at its sole cost and expense, an extended reporting period endorsement under the Company's existing directors' and officers' liability insurance coverage for the Company's directors and officers in a form reasonably acceptable to the Company which shall provide such directors and officers with coverage for six years following the Effective Time of not less than the existing coverage under, and have other terms no materially less favorable on the whole to, the insured persons than the directors' and officers' liability insurance coverage presently maintained by the Company, provided that in no event shall Parent be required to expend in any one year an amount in excess of 150% of the annual premiums currently paid by the Company for such insurance (the "Insurance Amount"), and further provided that if Parent is unable to maintain or obtain the insurance called for by this Section 6.08(c) as a result of the preceding provision, Parent shall use its reasonable best efforts to obtain as much comparable insurance as is available for the Insurance Amount with respect to acts or omissions occurring prior to the Effective Time by such directors and officers in their capacities as such.

     (d) If Parent or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any other entity, then and in each case, the successors and assigns of Parent shall assume the obligations set forth in this Section 6.08.

     6.09  Benefit Plans.

     (a) As soon as administratively practicable after the Effective Time, Parent shall take all reasonable action so that employees of the Company and its Subsidiaries shall be entitled to participate in each employee benefit plan, program or arrangement of Parent of general applicability (the "Parent Benefits Plans") to the same extent as similarly-situated employees of Parent and its Subsidiaries (it being understood that inclusion of the employees of the Company and its Subsidiaries in the Parent Benefits Plans may occur at different times with respect to different plans.) Parent shall cause each Parent Benefits Plan in which employees of the Company and its Subsidiaries are eligible to participate to take into account for purposes of eligibility and vesting thereunder the service of such employees with the Company and its Subsidiaries to the same extent as such service was credited for such purpose by the Company. Nothing herein shall limit the ability of Parent to amend or terminate any of the Company's Benefits Plans in accordance with their terms at any time.

     (b) At and following the Effective Time, Parent shall honor, and the Surviving Corporation shall continue to be obligated to perform, in accordance with their terms, all benefit obligations to, and contractual rights of, current and former employees of the Company and its Subsidiaries existing as of the Effective Date, as well as all employment, severance or change-in-control agreements of the Company and its Subsidiaries which are Previously Disclosed to Parent.

     (c) If employees of the Company or any of its Subsidiaries become eligible to participate in a medical, dental or health plan of Parent, Parent shall cause each such plan to (i) waive any preexisting condition limitations to the extent such conditions covered under the applicable medical, health or dental plans of Parent, (ii) honor under such plans any deductible, co-payment and out-of-pocket expenses incurred by the employees and their beneficiaries during the portion of the calendar year prior to such participation and (iii) waive any waiting period limitation or evidence of insurability requirement which would otherwise be applicable to such employee on or after the Effective Time in each case to the extent such employee had satisfied any similar limitation or requirement under an analogous Plan prior to the Effective Time.

     (d) For a period of six months following the Effective Time, Parent or Parent Bank, at their sole cost and expense, shall provide all employees of the Company and its Subsidiaries whose employment was terminated other than for cause, disability or retirement at or following the Effective Time, and who so desires, job counseling and outplacement assistance services in accordance with Parent's employment policies and practices, shall assist such employees in locating new employment and shall notify all such employees who want to be so notified of opportunities for positions with Parent or any of its Subsidiaries for which Parent reasonably believes such persons are qualified and shall consider any application for such positions submitted by such persons, provided, however, that any decision to offer employment to any such person shall be made in the sole discretion of Parent.

     (e) All employees of the Company or a Company Subsidiary as of the Effective Time shall become employees of a Parent Subsidiary as of the Effective Time, and Parent or a Parent Subsidiary will use its reasonable best efforts to give such persons (other than any such person who is party to an employment agreement or a severance agreement) at least four weeks prior written notice of any job elimination after the Effective Time for a period of 90 days following the Effective Time. Subject to such four-week notice requirement, Parent or a Parent Subsidiary shall have no obligation to continue the employment of any such person and nothing contained herein shall give any employee of the Company or a Company Subsidiary the right to continue employment with Parent or a Parent Subsidiary after the Effective Time. An employee of the Company or a Company Subsidiary (other than an employee who is party to an employment agreement or a severance agreement) whose employment is involuntarily terminated other than for cause following the Effective Time shall be entitled to receive severance payments in accordance with, and to the extent provided in, the Parent employee severance plan with respect to the Transactions, a copy of which the Company acknowledges has been provided to it by Parent.

     6.10. The Bank Merger. Parent and the Company agree to take all action necessary and appropriate, including causing the entering into of an appropriate merger agreement (the "Bank Merger Agreement"), to cause the Company Bank to merge with and into Parent Bank (the "Bank Merger") in accordance with applicable laws and regulations and the terms of the Bank Merger Agreement as soon as practicable following consummation of the Merger.

     6.11 Parent Sub. Subject to the receipt of any required approval of a Governmental Authority, Parent shall cause Parent Sub to be organized promptly after the execution of this Agreement. Following the organization of Parent Sub, Parent shall (i) cause Parent Sub to execute and deliver this Agreement and take all necessary action to complete the Merger, subject to the terms and conditions hereof, and (ii) adopt and ratify this Agreement in its capacity as the sole shareholder of Parent Sub.

     6.12. Advisory Board. Upon consummation of the Transactions, Parent shall cause Parent Bank to establish a Connecticut-based board of advisory directors of the type it has established in other states in which it conducts operations (the "Connecticut State Board") and to appoint thereto at least three current directors of the Company mutually acceptable to Parent and the Company. Persons who serve on the Connecticut State Board shall be paid a retainer of $4,000 per year, as well as fees for attendance at meetings of such Board and any committees thereof and an annual grant of options to purchase shares of Parent common stock in accordance with the policies of Parent Bank in effect from time to time.

     6.13 Charitable Contributions. During the three-year period following the ffective Date, Parent or Parent Bank shall make charitable or civic contributions of at least $100,000 per calendar year in the aggregate to organizations or causes based in or operating in the greater Southington, Connecticut area. Such contributions shall be made in consultation with the Connecticut State Board, which shall assist Parent or Parent Bank in identifying charitable, civic or other organizations to which such contributions shall be made.

     6.14. Noncompetition Agreement; Employment Agreement. Concurrently with the execution of this Agreement by the Company and Parent, (i) Parent and Robert D. Morton shall enter into a Noncompetition Agreement in the form of Annex B hereto and (ii) Parent, Parent Bank and Robert D. Morton shall enter into Amendment No. 2 to the Employment and Noncompetition Agreement, dated as of February 1, 2000 and amended as of December 28, 2001, between the same in the form of Annex C hereto.

     6.15 Notification of Certain Matters. Each of the Company and Parent shall give prompt notice to the other of any fact, event or circumstance known to it that (i) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it or (ii) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein.

                                   ARTICLE VII

                    CONDITIONS TO CONSUMMATION OF THE MERGER

     7.01. Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each of the parties hereto to consummate the Merger is subject to the fulfillment of each of the following conditions:

     (a) Shareholder Approval. This Agreement shall have been duly approved by holders of not less than a majority of the outstanding shares of the Company Common Stock.

     (b) Regulatory Approvals. All regulatory approvals required to consummate the Transactions shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals shall contain any conditions, restrictions or requirements which the Parent Board reasonably determines in good faith would, individually or in the aggregate, materially reduce the benefits of the Transactions to such a degree that Parent would not have entered into this Agreement had such conditions, restrictions or requirements been known at the date hereof.

     (c) No Injunction. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the Transactions.

     7.02. Conditions to Obligation of the Company. The obligation of the Company to consummate the Merger is also subject to the fulfillment or written waiver by the Company prior to the Closing Date of each of the following conditions:

     (a) Representations and Warranties. The representations and warranties of Parent set forth in this Agreement, subject in all cases to the standard set forth in Section 5.02, shall be true and correct as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date), and the Company shall have received a certificate, dated the Effective Date, signed on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of Parent to such effect.

     (b) Performance of Obligations of Parent. Parent shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Effective Time, and the Company shall have received a certificate, dated the Effective Date, signed on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of Parent to such effect.

     (c) Other Actions. Parent shall have furnished the Company with such certificates of its respective officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 7.01 and 7.02 as the Company may reasonably request.

     7.03. Conditions to Obligations of Parent. The obligations of Parent to consummate the Merger are also subject to the fulfillment or written waiver by Parent prior to the Closing Date of each of the following conditions:

     (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement, subject in all cases to the standard set forth in Section 5.02, shall be true and correct as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date), and Parent shall have received a certificate, dated the Effective Date, signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

     (b) Performance of Obligations of Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Parent shall have received a certificate, dated the Effective Date, signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

     (c) Dissenting Shares. Dissenting Shares shall not represent 10% or more of the outstanding Company Common Stock.

     (d) Other Agreements. The agreements referred to in Section 6.14 shall have been duly executed and delivered by the respective parties thereto and shall be in full force and effect.

     (e) Other Actions. The Company shall have furnished Parent with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 7.01 and 7.03 as Parent may reasonably request.


                                  ARTICLE VIII

                                   TERMINATION

     8.01 Termination. This Agreement may be terminated, and the Transactions may be abandoned:

     (a) Mutual Consent. At any time prior to the Effective Time, by the mutual Consent of Parent and the Company if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.

     (b) Breach. At any time prior to the Effective Time, by Parent or the Company if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of: (i) a breach by Parent or the Company, as the case may be, of any representation or warranty contained herein (subject to the standard set forth in Section 5.02), which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party or parties of such breach; or (ii) a breach by Parent or the Company, as the case may be, of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party or parties of such breach, which breach (whether under (i) or (ii)) would be reasonably expected, individually or in the aggregate with other breaches, to result in a Material Adverse Effect with respect to Parent or the Company, as the case may be.

     (c) Delay. At any time prior to the Effective Time, by Parent or the Company if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Transactions are not consummated by December 31, 2002, except to the extent that the failure of the Merger then to be consummated arises out of or results from the knowing action or inaction of (i) the party seeking to terminate pursuant to this Section 8.01(c) or (ii) any of the Shareholders (if the Company is the party seeking to terminate), which action or inaction is in violation of its obligations under this Agreement or, in the case of the Shareholders, his, her or its obligations under the relevant Shareholder Agreement.

     (d) No Regulatory Approval. By the Company or Parent, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, in the event (i) the approval of any Governmental Authority required for consummation of the Transactions shall have been denied by final nonappealable action of such Governmental Authority or an application therefor shall have been permanently withdrawn at the request of a Governmental Authority or (ii) the shareholder approval referred to in Section 7.01(a) herein is not obtained at the Company Meeting.

     (e) No Shareholder Approval. By either Parent or the Company if any approval of the shareholders of the Company contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at the Company Meeting.

     (f) Failure to Recommend. At any time prior to the Company Meeting, by Parent if (i) the Company shall have breached its obligations under Section 6.06, (ii) the Company Board shall have failed to make its recommendation referred to in Section 6.02, withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of Parent or (iii) the Company shall have materially breached its obligations under Section 6.02 by failing to call, give notice of, convene and hold the Company Meeting in accordance with Section 6.02.

     (g) Certain Tender or Exchange Offers. By Parent if a tender offer or exchange offer for 10% or more of the outstanding shares of Company Common Stock is commenced (other than by Parent or a Subsidiary thereof), and the Company Board recommends that the shareholders of the Company tender their shares in such tender or exchange offer or otherwise fails to recommend that such shareholders reject such tender offer or exchange offer within the 10 business day period specified in Rule 14e-2(a) under the Exchange Act.

     8.02  Effect of Termination and Abandonment.


     (a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, no party to this Agreement shall have any liability or further obligation to any other party hereunder except (i) as set forth in this Section 8.02 and Section 9.01 and (ii) that termination will not relieve a breaching party from liability for any willful breach of any covenant, agreement, representation or warranty of this Agreement giving rise to such termination.

     (b) The Company shall pay Parent the sum of $7.5 million (the "Termination Fee") if this Agreement is terminated as follows:

           (i) if this Agreement is terminated by Parent pursuant to Section 8.01(f) or (g); or

           (ii)   if this Agreement is terminated by (A) Parent pursuant to
     Section 8.01(b) or (B) by either Parent or the Company pursuant to Section 8.01(e) and in the case of any termination pursuant to clause (A) or (B) an Acquisition Proposal shall have been publicly announced or otherwise communicated or made known to the Company Board (or any Person shall have publicly announced, communicated or made known an intention, whether or not conditional, to make an Acquisition Proposal) at any time after the date of this Agreement and prior to the taking of the vote of the shareholders of the Company contemplated by this Agreement at the Company Meeting, in the case of clause (B), or the date of termination, in the case of clause (A), then (x) the Company shall pay to Parent an amount equal to $1.0 million on the second Business Day following such termination, and (y) if within 18 months after such termination the Company or a Subsidiary of the Company enters into an agreement with respect to, or consummates, an Acquisition Proposal, then the Company shall pay to Parent the Termination Fee (net of any payment made pursuant to clause (x) above) on the date of execution of such agreement or consummation of an Acquisition Proposal. Any amount that becomes payable pursuant to this Section 8.02(b) shall be paid by wire transfer of immediately available funds to an account designated by Parent.

     (c) The Company and Parent agree that the agreement contained in paragraph (b) of this Section 8.02 is an integral part of the transactions contemplated by this Agreement, that without such agreement Parent would not have entered into this Agreement and that such amounts do not constitute a penalty or liquidated damages in the event of a breach of this Agreement by the Company. If the Company fails to pay Parent the amounts due under paragraph (b) above within the time periods specified therein, the Company shall pay the costs and expenses (including reasonable legal fees and expenses) incurred by Parent in connection with any action in which Parent prevails, including the filing of any lawsuit, taken to collect payment of such amounts, together with interest on the amount of any such unpaid amounts at the prime lending rate prevailing during such period as published in The Wall Street Journal, calculated on a daily basis from the date such amounts were required to be paid until the date of actual payment.

                                   ARTICLE IX

                                  MISCELLANEOUS

     9.01. Survival. No representations, warranties, agreements and covenants contained in this Agreement shall survive the Effective Time (other than agreements or covenants contained herein that by their express terms are to be performed after the Effective Time) or the termination of this Agreement if this Agreement is terminated prior to the Effective Time (other than Sections 6.05(b), 8.02 and, excepting Section 9.12 hereof, this Article IX, which shall survive any such termination). Notwithstanding anything in the foregoing to the contrary, no representations, warranties, agreements and covenants contained in this Agreement shall be deemed to be terminated or extinguished so as to deprive a party hereto or any of its affiliates of any defense at law or in equity which otherwise would be available against the claims of any Person, including without limitation any shareholder or former shareholder.

     9.02. Waiver; Amendment. Prior to the Effective Time, any provision of this Agreement may be (i) waived by the party benefited by the provision or (ii) amended or modified at any time, by an agreement in writing among the parties hereto executed in the same manner as this Agreement, except that after the Company Meeting no amendment shall be made which by law requires further approval by the shareholders of the Company without obtaining such approval.

     9.03. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

     9.04. Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Maine applicable to contracts made and to be performed entirely within such State.

     9.05 Expenses. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the Transactions, including fees and expenses of its own financial consultants, accountants and counsel, provided that nothing contained herein shall limit either party's rights to recover any liabilities or damages arising out of the other party's willful breach of any provision of this Agreement.

     9.06. Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, mailed by registered or certified mail (return receipt requested) or sent by reputable courier service to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

        If to the Company to:

               Bancorp Connecticut, Inc.
               121 Main Street
               Southington, Connecticut 06489
               Attention:  Robert D. Morton
                           Chairman, President and Chief Executive Officer
               Fax:  (860) 620-6617

        With a copy to:

               Robinson & Cole LLP
               280 Trumbull Street
               Hartford, Connecticut 06103-3597
               Attention:  Edward J. Samorajczyk, Jr., Esq.
               Fax:  (860) 275-8299

        If to Parent to:

               Banknorth Group, Inc.
               P.O. Box 9540
               Two Portland Square
               Portland, Maine 04112-9540
               Attention: William J. Ryan
                          Chairman, President
                            and Chief Executive Officer
               Fax:  (207) 761-8587

        With a copy to:

               Elias, Matz, Tiernan & Herrick L.L.P.
               12th Floor, The Walker Building
               734 15th Street, N.W.
               Washington, D.C. 20005
               Attention:  Gerard L. Hawkins, Esq.
               Fax:  (202) 347-2172

         9.07. Entire Understanding; No Third Party Beneficiaries. This Agreement and the Shareholder Agreements represent the entire understanding of the parties hereto and thereto with reference to the Transactions and this Agreement and the Shareholder Agreements supersede any and all other oral or written agreements heretofore made. Except for the Indemnified Parties' right to enforce Parent's obligation under Section 6.08, which are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives, nothing in this Agreement, expressed or implied, is intended to confer upon any Person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

          9.08.  Severability. Except to the extent that application of this
Section 9.08 would have a Material Adverse Effect on the Company or Parent, any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable. In all such cases, the parties shall use their reasonable best efforts to substitute a valid, legal and enforceable provision which, insofar as practicable, implements the original purposes and intents of this Agreement.

          9.09. Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

          9.10. Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

          9.11. Assignment. No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other party. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          9.12. Alternative Structure. Notwithstanding any provision of this Agreement to the contrary, Parent may at any time modify the structure of the acquisition of the Company set forth herein, subject to the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed, provided that (i) the Merger Consideration to be paid to the holders of Company Common Stock is not thereby changed in kind or reduced in amount as a result of such modification and (ii) such modification will not materially delay or jeopardize receipt of any required approvals of Governmental Authorities or otherwise materially delay consummation of the Merger.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.



                                  BANKNORTH GROUP, INC.



                                  By: /s/ Carol L. Mitchell
                                      -----------------------------------------
                                      Name:  Carol L. Mitchell
                                      Title:  Executive Vice President, General
                                                 Counsel and Secretary


                                  BANCORP CONNECTICUT, INC.



                                 By: /s/ Robert D. Morton
                                     ----------------------------------------
                                 Name:  Robert D. Morton
                                 Title: Chairman, President and Chief
                                          Executive Officer

                                                                         ANNEX A

                              SHAREHOLDER AGREEMENT

        SHAREHOLDER AGREEMENT (the "Agreement"), dated as of April 10, 2002, by and between _________, a shareholder ("Shareholder") of Bancorp Connecticut, Inc., a Delaware corporation (the "Company"), and Banknorth Group, Inc., a Maine corporation ("Parent"). All terms used herein and not defined herein shall have the meanings assigned thereto in the Merger Agreement (defined below).

        WHEREAS, Parent and the Company have entered into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), pursuant to which a newly-formed subsidiary of Parent will merge with and into the Company on the terms and conditions set forth therein and, in connection therewith, outstanding shares of Company Common Stock will be converted into the right to receive the cash consideration set forth therein; and

        WHEREAS, Shareholder owns the shares of Company Common Stock identified on Annex I hereto (such shares, together with all shares of Company Common Stock subsequently acquired by Shareholder during the term of this Agreement, being referred to as the "Shares"); and

        WHEREAS, in order to induce Parent to enter into the Merger Agreement, Shareholder, solely in such Shareholder's capacity as a shareholder of the Company and not in any other capacity, has agreed to enter into and perform this Agreement;

        NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                1. Agreement to Vote Shares. Shareholder agrees that at any meeting of the shareholders of the Company to vote on the Merger Agreement, or in connection with any written consent of the shareholders of the Company in connection with the same, Shareholder shall:

                (i) appear at each such meeting or otherwise cause the Shares to be counted as present thereat for purposes of calculating a quorum; and

                (ii) vote (or cause to be voted), in person or by proxy, or deliver a written consent (or cause a consent to be delivered) covering, all the Shares (whether acquired heretofore or hereafter) that are beneficially owned by Shareholder or as to which Shareholder has, directly or indirectly, the right to vote or direct the voting, (x) in favor of adoption and approval of the Merger Agreement and the Merger and any other action requested by Parent in furtherance thereof; (y) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement or of Shareholder contained in this Agreement; and (z) against any Acquisition Proposal or any other action, agreement or transaction that is intended, or could reasonably be expected, to materially impede, interfere or be inconsistent with, delay, postpone, discourage or materially and adversely affect consummation of the Merger or this Agreement.

               2. No Transfers Prior to the Company Meeting (as defined in the Merger Agreement), Shareholder agrees not to, directly or indirectly, sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract option, commitment or other arrangement or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, any of the Shares. In the case of any transfer by operation of law, this Agreement shall be binding upon and inure to the transferee(s). Any transfer or other disposition in violation of the terms of this Section 2 shall be null and void.

                3. Representations and Warranties of Shareholder. Shareholder represents and warrants to and agrees with Parent as follows:

                A. Capacity. Shareholder has all requisite capacity and authority to enter into and perform his, her or its obligations under this Agreement.

                B. Binding Agreement. This Agreement constitutes the valid and legally binding obligation of Shareholder, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                C. Non-Contravention. The execution and delivery of this Agreement by Shareholder does not, and the performance by Shareholder of his, her or its obligations hereunder and the consummation by Shareholder of the transactions contemplated hereby will not, violate or conflict with, or constitute a default under, any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which Shareholder is a party or by which Shareholder is bound, or any statute, rule or regulation to which Shareholder is subject or, in the event that Shareholder is a corporation, partnership, trust or other entity, any charter, bylaw or other organizational document of Shareholder.

                D. Ownership of Shares. Shareholder has good title to all of the Shares as of the date hereof, and, except as set forth on Annex I hereto, the Shares are so owned free and clear of any liens, security interests, charges or other encumbrances.

               4. Specific Performance and Remedies. Shareholder acknowledges that it will be impossible to measure in money the damage to Parent if Shareholder fails to comply with the obligations imposed by this Agreement and that, in the event of any such failure, Parent will not have an adequate remedy at law or in equity. Accordingly, Shareholder agrees that injunctive relief or other equitable remedy, in addition to remedies at law or in damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that Parent has an adequate remedy at law. Shareholder agrees that Shareholder will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with Parent's seeking or obtaining such equitable relief. In addition, after discussing the matter with Shareholder, Parent shall have the right to inform any third party that Parent reasonably believes to be, or to be contemplating, participating with Shareholder or receiving from Shareholder assistance in violation of this Agreement, of the terms of this Agreement and of the rights of Parent hereunder, and that participation by any such persons with Shareholder in activities in violation of Shareholder's agreement with Parent set forth in this Agreement may give rise to claims by Parent against such third party.

               5.  Term of Agreement; Termination.

               A.  The term of this Agreement shall commence on the date hereof.

               B. This Agreement shall terminate upon the date, if any, of termination of the Merger Agreement in accordance with its terms. Upon such termination, no party shall have any further obligations or liabilities hereunder; provided, however, such termination shall not relieve any party from liability for any breach of this Agreement prior to such termination.

               C. If the Merger Agreement is not terminated in accordance with its terms, this Agreement (except for the provisions of Sections 3, 8 and 9, which shall survive the Effective Time) shall terminate upon the Effective Time. Upon such termination, no party shall have any further obligations or liabilities under this Agreement; provided, however, such termination shall not relieve any party from liability for any breach of such Section prior to such termination.

               6. Entire Agreement. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each party hereto. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

               7. Notices. All notices, requests, claims, demands or other communications hereunder shall be in writing and shall be deemed given when delivered personally and on the next business day when sent by a reputable overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               If to Parent:

               Banknorth Group, Inc.
               P.O. Box 9540
               Two Portland Square
               Portland, Maine 04112-9540
               Attention:  William J. Ryan
               Chairman, President and
                     Chief Executive Officer
               Fax:  (207) 761-8587


               With a copy to:

               Elias, Matz, Tiernan & Herrick, L.L.P.
               734 15th Street, N.W.
               Washington, D.C.  20005
               Attn:  Gerard L. Hawkins, Esq.
               Fax:  (202) 347-2172

        If to Shareholder:
        ------------------------
        ------------------------
        ------------------------
               With a copy to:

               Robinson & Cole LLP
               280 Trumbull Street
               Hartford, Connecticut 06103-3597
               Attention: Edward J. Samorajczyk, Jr.
               Fax: (860) 275-8299

               8.     Miscellaneous.

               A. Severability. If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid or unenforceable by a court of competent jurisdiction, such provision or application shall be unenforceable only to the extent of such invalidity or unenforceability, and the remainder of the provision held invalid or unenforceable and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, and the remainder of this Agreement, shall not be affected.

               B. Capacity. The covenants contained herein shall apply to Shareholder solely in his or her capacity as a shareholder of the Company, and no covenant contained herein shall apply to Shareholder in his or her capacity as a director, officer or employee of the Company or in any other capacity. Nothing contained in this Agreement shall be deemed to apply to, or limit in any manner, the obligations of the Shareholder to comply with his or her fiduciary duties as a director of the Company.

                C. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

                D. Headings. All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

                E. CHOICE OF LAW. THIS AGREEMENT SHALL BE DEEMED A CONTRACT MADE UNDER, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MAINE, WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PRINCIPLES.

                9. Attorney's Fees. The prevailing party or parties in any litigation, arbitration, mediation, bankruptcy, insolvency or other proceeding ("Proceeding") relating to the enforcement or interpretation of this Agreement may recover from the unsuccessful party or parties all fees and disbursements of counsel (including expert witness and other consultants' fees and costs) relating to or arising out of (a) the Proceeding (whether or not the Proceeding proceeds to judgment), and (b) any post-judgment or post-award proceeding including, without limitation, one to enforce or collect any judgment or award resulting from the Proceeding. All such judgments and awards shall contain a specific provision for the recovery of all such subsequently incurred costs, expenses, and fees and disbursements of counsel.

        IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

                                BANKNORTH GROUP, INC.


                                By:
                                   -------------------------------------
                                   Name:  Carol L. Mitchell
                                   Title: Executive Vice President, General
                                            Counsel and Secretary


                                [SHAREHOLDER]


                                -----------------------------------------
                                (Signature)

                                     ANNEX I
                              SHAREHOLDER AGREEMENT

                             Number of Shares Owned:

                                                                         ANNEX B

                            NONCOMPETITION AGREEMENT


        Noncompetition Agreement (the "Agreement"), dated as of April 10, 2002, between Banknorth Group, Inc. (the "Company") and Robert D. Morton (the "Executive").


                                   WITNESSETH:

        WHEREAS, Banknorth has determined that it is in the best interests of its shareholders to have the Executive undertake certain noncompetition and other obligations set forth herein following consummation of the merger (the "Merger") of a newly-formed, wholly-owned subsidiary of the Company with and into Bancorp Connecticut, Inc. ("Bancorp") pursuant to an Agreement and Plan of Merger, dated as of the date hereof, between the Company and Bancorp (the "Merger Agreement");

        NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the parties hereto agree as follows:

        1.     Agreement Consideration.

        In consideration for execution of this Agreement and the Executive's performance of the covenants of the Executive contained herein, the Company agrees to pay to the Executive $1,010,000 on the first business day following consummation of the Merger or on such later date as the parties hereto may agree.

        2.     Non-Compete.

        The Executive agrees that during the three-year period following consummation of the Merger the Executive will not, directly or indirectly, (i) become a director, officer, employee, principal, agent, consultant or independent contractor of any insured depository institution, trust company or parent holding company of any such institution or company which has an office in Connecticut (a "Competing Business"), provided, however, that this provision shall not prohibit the Executive from owning bonds, non-voting preferred stock or up to five percent (5%) of the outstanding common stock of any such entity if such common stock is publicly traded, (ii) solicit or induce, or cause others to solicit or induce, any employee of the Company or any of its subsidiaries to leave the employment of such entities or (iii) solicit (whether by mail, telephone, personal meeting or any other means) any customer of the Company or any of its subsidiaries to transact business with any other entity, whether or not a Competing Business, or to reduce or refrain from doing any business with the Company or its subsidiaries, or interfere with or damage (or attempt to interfere with or damage) any relationship between the Company or its subsidiaries and any such customers.

        3.     Confidentiality.

        Except as required by law or regulation (including without limitation in connection with any judicial or administrative process or proceeding), the Executive shall keep secret and confidential and shall not disclose to any third party (other than the Company or its subsidiaries) in any fashion or for any purpose whatsoever any information regarding the Company, Bancorp or any of their respective subsidiaries which is not available to the general public to which he had access at any time during the course of his employment by Bancorp or its subsidiaries, including, without limitation, any such information relating to: business or operations; plans, strategies, prospects or objectives; products, technology, processes or specifications; research and development operations or plans; customers and customer lists; distribution, sales, service, support and marketing practices and operations; financial condition, results of operations and prospects; operational strengths and weaknesses; and personnel and compensation policies and procedures.

        4.     Injunctive Relief.

        (a) The Executive agrees that damages at law will be an insufficient remedy to the Company in the event that the Executive violates any of the provisions of Sections 2 or 3, and that the Company may apply for and, upon the requisite showing, have injunctive relief in any court of competent jurisdiction to restrain the breach or threatened or attempted breach of or otherwise to specifically enforce any of the covenants contained in Sections 2 or 3. The Executive hereby consents to any injunction (temporary or otherwise) which may be issued against the Executive and to any other court order which may be issued against the Executive from violating, or directing the Executive to comply with, any of the covenants in Sections 2 and 3. The Executive also agrees that such remedies shall be in addition to any and all remedies, including damages, available to the Company against the Executive for such breaches or threatened or attempted breaches.

        (b) In addition to the Company's rights set forth in paragraph (a) of this Section 4, in the event that the Executive shall violate the terms and conditions of Sections 2 or 3 of this Agreement, the Company and its subsidiaries may terminate any payments or benefits of any type and regardless of source payable by the Company or its subsidiaries, if applicable, to the Executive.

        5.     Release.

        (a) For, and in consideration of the commitments made herein by the Company, the Executive, for himself and for his heirs, successors and assigns, does hereby release completely and forever discharge the Company and its subsidiaries, affiliates, stockholders, attorneys, officers, directors, agents, employees, successors and assigns, and any other party associated with the Company (the "Released Parties"), to the fullest extent permitted by applicable law, from any and all claims, rights, demands, actions, liabilities, obligations, causes of action of any and all kind, nature and character whatsoever, known or unknown, in any way connected with his employment by Bancorp or any of its subsidiaries (including in each case predecessors thereof), either as a director, officer or employee, or termination of such employment.

Notwithstanding the foregoing, the Executive does not release the Company from any obligations of the Company to the Executive under (i) any employee benefit or compensation plan, contract, policy or arrangement of Bancorp or Southington Savings Bank, including but not limited to stock option agreements, whether or not referred to in this Agreement, pursuant to which the Executive has any accrued rights or is entitled to any benefits or payments (the "Employee Benefit Plans"), (ii) the Employment and Noncompetition Agreement, dated as of February 1, 2000, among Bancorp, Southington Savings Bank and the Executive, as amended as of December 28, 2001 by Amendment No. 2 thereto, dated as of the date of this Agreement (the "Employment Agreement"), (iii) Section 6.08 of the Merger Agreement and (iv) this Agreement.

        (b) For and in consideration of the commitments made herein by the Executive, including without limitation the releases in paragraph (a) above, the Company, for itself, and for its successors and assigns does hereby release completely and forever discharge the Executive and his heirs, successors and assigns, to the fullest extent permitted by applicable law, from any and all claims, rights, demands, actions, liabilities, obligations, causes of action of any and all kind, nature and character whatsoever, known or unknown, in any way connected with the Executive's employment by Bancorp or any of its subsidiaries (including predecessors thereof), either as a director, officer or employee. Notwithstanding anything in the foregoing to the contrary, the Company does not release the Executive from claims arising out of any breach by the Executive of
(i) any law or regulation by the Executive during the term of and related to his employment by Bancorp or any of its subsidiaries (including predecessors thereof), either as a director, officer or employee, or (ii) this Agreement.

        6. Representations and Warranties. The Company and the Executive represent and warrant to each other that they have carefully read this Agreement and consulted with respect thereto with their respective counsel and that each of them fully understands the content of this Agreement and its legal effect. Each party hereto also represents and warrants that this Agreement is a legal, valid and binding obligation of such party which is enforceable against it in accordance with its terms.

        7. Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the Executive and his heirs, successors and assigns, and upon the Company, including any successor to the Company by merger or consolidation or any other change in form or any other person or firm or corporation to which all or substantially all of the assets and business of the Company may be sold or otherwise transferred. This Agreement may not be assigned by any party hereto without the consent of the other party.

        8. Notices. Any communication to a party required or permitted under this Agreement, including any notice, direction, designation, consent, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally, or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below or at such other address as one such party may by written notice specify to the other party or parties, as applicable:

               If to the Executive:

               Robert D. Morton
               1090 Pleasant Street
               Southington, Connecticut 06489


               If to the Company:

               Banknorth Group, Inc.
               P.O. Box 9540
               Two Portland Square
               Portland, Maine 04112-9540
               Attention:  President

        9.     Certain Additional Payments by the Company.

        (a) Anything in this Agreement to the contrary notwithstanding and except as set forth below, in the event it shall be determined that any payment or distribution by the Company, Bancorp or Southington Savings Bank to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section
9) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

        (b) Subject to the provisions of Section 9(c), all determinations required to be made under this Section 9, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by KPMG LLP or such other certified public accounting firm as may be designated by the Company and reasonably acceptable to the Executive (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 9, shall be paid by the Company to the Executive within five days of the later of (i) the due date for the payment of any Excise Tax and (ii) the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made (an "Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to
Section 9(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

        (c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

               (i) give the Company any information reasonably requested by the Company relating to such claim;

               (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company;

               (iii) cooperate with the Company in good faith in order effectively to contest such claim; and

               (iv) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 9(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis, and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

        (d) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 9(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 9(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 9(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

        10. Withholding. The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

        11.    Entire Agreement; Severability.

        (a) This Agreement incorporates the entire understanding between the parties relating to the subject matter hereof, recites the sole consideration for the promises exchanged and supersedes any prior agreements or understandings, whether written or oral, between the Company and the Executive with respect to the subject matter hereof, provided that, except as provided in
Section 4(b) hereof, nothing contained herein shall affect the obligations of the Company to the Executive under (i) any Employee Benefit Plan as defined in
Section 5(a) hereof, (ii) the Employment Agreement or (iii) Section 6.08 of the Merger Agreement. In reaching this Agreement, no party has relied upon any representation or promise except those set forth herein and, in the case of the Company, Amendment No. 2 to the Employment Agreement.

        (b) Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable. In all such cases, the parties shall use their reasonable best efforts to substitute a valid, legal and enforceable provision which, insofar as practicable, implements the original purposes and intents of this Agreement.

        12. Waiver. Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition. A waiver of any provision of this Agreement must be made in writing, designated as a waiver and signed by the party against whom its enforcement is sought. Any waiver or relinquishment of any right or power hereunder at any one or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

        13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

        14. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Maine applicable to agreements made and entirely to be performed within such jurisdiction.

        15. Headings. The headings of sections in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any section. Any reference to a section number shall refer to a section of this Agreement, unless otherwise stated.

        16. Effectiveness. Notwithstanding anything to the contrary contained in this Agreement, the effectiveness of this Agreement shall be subject to consummation of the Merger in accordance with the terms of the Merger Agreement, as the same may be amended by the parties thereto in accordance with its terms.

        IN WITNESS WHEREOF, the Company and the Executive have entered into this Agreement as of the day and year first above written.


                                 BANKNORTH GROUP, INC.



                                 By:
                                    -----------------------------------
                                    Name:  Carol L. Mitchell
                                    Title: Executive Vice President,
                                             General Counsel and Secretary




                                    -----------------------------------
                                    Robert D. Morton

                                                                         ANNEX C


                                 AMENDMENT NO. 2
                                       TO
                     EMPLOYMENT AND NONCOMPETITION AGREEMENT

        Amendment No. 2, dated as of April 10, 2002, to the Employment and Noncompetition Agreement, dated as of February 1, 2000 and amended as of December 28, 2001 (the "Employment Agreement"), among Bancorp Connecticut, Inc. ("Parent Corp."), Southington Savings Bank (the "Bank") and Robert D. Morton (the "Executive").

                                   WITNESSETH:

        WHEREAS, pursuant to Section 15 of the Employment Agreement, the parties to the Employment Agreement desire to amend the Employment Agreement;

        NOW, THEREFORE, in consideration of the premises, the mutual agreements set forth herein and such other consideration the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

        1. Section 21. Section 21 of the Employment Agreement is hereby amended to read as follows:

        21.    Limitation of Benefits under Certain Circumstances.

        (a) If the payments and benefits pursuant to Section 9(a) hereof, either alone or together with other payments and benefits which the Executive has the right to receive from the Bank or Parent Corp., would constitute a "parachute payment" under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), the payments and benefits payable by the Bank and Parent Corp. pursuant to Section 9(a) hereof shall be reduced, in the manner determined by the Executive (or in the absence of any such determination by the Executive, by the Company), by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits payable by the Bank and Parent Corp. under Section 9(a) being non-deductible to the Bank and Parent Corp. (or any successors thereto) pursuant to Section 280G of the Code and subject to the excise tax imposed under Section 4999 of the Code. The parties hereto agree that the present value of the payments and benefits payable pursuant to this Agreement to the Executive upon termination of the Executive's employment pursuant to
     Section 9(a) shall be limited to three times the Executive's "base amount," as that term is defined in Section 280G(b)(3) of the Code, less one dollar. The determination of any reduction in the payments and benefits to be made pursuant to Section 9(a) shall be based upon an analysis prepared by KPMG LLP and paid by the Bank. KPMG LLP shall promptly prepare the foregoing analysis, but in no event later than ten (10) days from the date of termination of the Executive's employment pursuant to Section 9(a), and may use such actuaries as it may deem necessary or advisable for the purpose. Nothing contained herein shall result in a reduction of any payments or benefits to which the Executive may be entitled upon termination of employment under any circumstances other than as specified in this Section 21, or a reduction in the payments and benefits specified in Section 9(a) below zero.

        2. Effectiveness. This Amendment shall be deemed effective as of the date first above written, provided that, notwithstanding anything herein to the contrary, the effectiveness of this Amendment shall be subject to consummation of the merger of a newly-formed wholly owned subsidiary of Banknorth Group, Inc. ("Banknorth") with and into Parent Corp. pursuant to an Agreement and Plan of Merger, dated as of April 10, 2002, between Banknorth and Parent Corp, as the same may be amended by the parties thereto in accordance with its terms. Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms conditions, obligations, covenants or agreements contained in the Employment Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect and shall be otherwise unaffected.

        3. Governing Law. This Amendment shall be governed by and construed in accordance with the laws the State of Connecticut applicable to agreements made and entirely to be performed within such State.

        4. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall for all purposes be deemed an original, and all of which together shall constitute but one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in counterparts by their duly authorized officers as of the day and year first above written.


                                   BANKNORTH GROUP, INC.



                                   By:
                                      -------------------------------
                                      Name:  Carol L. Mitchell
                                      Title: Executive Vice President,
                                                General Counsel and Secretary


                                   BANCORP CONNECTICUT, INC.



                                   By:
                                      --------------------------------
                                      Name:
                                      Title:

                                    SOUTHINGTON SAVINGS BANK



                                    By:
                                       ----------------------------------
                                      Name:
                                     Title:

                                   EXECUTIVE:



                                    By:
                                       ----------------------------------
                                       Name:  Robert D. Morton



                                        3